Exhibit 10.18

LEASE

THIS LEASE (this “Lease”) is executed this 21st day of March, 2016, by and between DUKE LINDEN, LLC, a Delaware limited liability company (“Landlord”), and BLUE APRON, INC., a Delaware corporation (“Tenant”).

ARTICLE 1 - LEASE OF PREMISES

Section 1.01.  Basic Lease Provisions and Definitions.

(a)                                 (i)                                     “Leased Premises” means the Building Land, together with the Improvements (as defined below) thereon, as shown outlined on Exhibit A attached hereto and made a part hereof.

(ii)                                  “Building” shall mean the building in the process of being constructed (in accordance with the provisions of Article 2 hereof) on the Building Land, together with all permanent fixtures that, at the commencement of or during the Lease Term, are thereto attached, and any and all renewals and replacements thereof, additions thereto and substitutes therefor made in accordance with the provisions of this Lease.

(iii)                               “Building Land” shall mean that certain parcel of land located in the City of Linden, County of Union, State of New Jersey, commonly known as 901 West Linden Avenue, Linden, New Jersey 07036.

(iv)                              “Improvements” shall mean all buildings (including, without limitation, the Building), appurtenant structures and other improvements of any kind located on the Building Land from time to time, whether existing now or in the future, and whether above, on or below the Leased Premises surface, including, without limitation, outbuildings, loading areas, canopies, walls, waterlines, sewer, electrical and gas distribution facilities, parking facilities, walkways, streets, curbs, roads, rights-of-way, fences, hedges, exterior plantings, poles and signs.

(b)                                 “Rentable Area”:  approximately 495,121 square feet, subject to adjustment in accordance with the provisions of this Section 1.01(b).  Within thirty (30) days after the Commencement Date, Tenant shall have the right to have the Leased Premises measured by an architect reasonably acceptable to Landlord using accepted BOMA Standards.  The square footage so certified by such architect shall conclusively determine the rentable square footage of the Leased Premises.  If the rentable square footage of the Leased Premises differs from 495,121 square feet by more than one percent (1%), then (i) the Minimum Annual Rent (and Monthly Rental Installments) shall be adjusted on the basis of the rentable square footage of the Leased Premises so certified by such architect, using the rental rates set forth in Section 1.01(d) below on a square foot basis, and (ii) the Tenant Allowance set forth in Exhibit B hereto shall be adjusted accordingly on a square foot basis.  If Tenant does not elect to have the Leased Premises remeasured in accordance with this Section 1.01(b), then the rentable square footage of the Leased Premises shall be deemed to be as set forth above.

(c)                                  “Tenant’s Proportionate Share”:  100% (provided, however, Tenant’s Proportionate Share with respect to the Shared Areas, defined below, shall be 50%).

(d)                                 “Minimum Annual Rent” (subject to adjustment in accordance with the provisions of Section 1.01(b) above):

Year 1	$2,792,482.44
Year 2	$3,779,159.57
Year 3	$3,854,742.76
Year 4	$3,931,837.62
Year 5	$4,010,474.37
Year 6	$4,090,683.86
Year 7	$4,172,497.53
Year 8	$4,255,947.48
Year 9	$4,341,066.43
Year 10	$4,427,887.76
Year 11	$1,112,425.00

(e)                                  “Monthly Rental Installments”:

Months 1 – 3	$0.00
Months 4 – 15	$310,275.83
Months 16 – 27	$316,481.34
Months 28 – 39	$322,810.97
Months 40 – 51	$329,267.18
Months 52 – 63	$335,852.54
Months 64 – 75	$342,569.60
Months 76 – 87	$349,421.00
Months 88 – 99	$356,409.43
Months 100 – 111	$363,537.60
Months 112 – 123	$370,808.37

The parties agree that Month 4 shall run from the day after the date that is three (3) months following the Commencement Date and end on the last day of the first full month following the day after the date that is three (3) months following the Commencement Date and Tenant shall pay, in addition to the standard Monthly Rental Installment for such month, a prorated amount pursuant to Section 3.01 below.  For example purposes only, if the Commencement Date is June 15, 2016, Month 4 will begin on September 16, 2016 and end on October 31, 2016 and Tenant will pay a Monthly Rental Installment of $465,413.75 for such period (as may be adjusted pursuant to subsection (b) above).

(f)                                   Intentionally Omitted.

(g)                                  “Target Commencement Date”:  June 1, 2016.

(h)                                 “Lease Term”:  Ten (10) years and three (3) months.

(i)                                     “Security Deposit”:  $1,671,033.38, subject to adjustment as set forth in Article 4 below.

(j)                                    “Broker(s)”:  Duke Realty Services, LLC representing Landlord and CBRE, Inc. representing Tenant.

(k)                                 “Permitted Use”:  General office, commercial kitchen, cafeteria for Tenant’s employees, warehousing, storage, and the manufacturing, processing, packing, preparation, transportation and/or distribution of food, food products, wine and kitchenware, and any purposes related or incidental thereto.

(l)                                     Address for notices and payments are as follows:

Landlord:	Duke Linden, LLC
c/o Duke Realty Corporation
Attn: New Jersey Market, Vice President,
Asset Management & Customer Service
4900 Seminary Road, Suite 900
Alexandria, VA 22311

With Payments to:	Duke Linden, LLC
75 Remittance Drive, Suite 3205
Chicago, IL 60675-3205

Tenant:	Blue Apron, Inc.
5 Crosby Street, 3rd Floor
New York, NY 10013
Attn.: General Counsel

And for notices under Article 13 only,
with a copy to:	Riker Danzig Scherer Hyland & Perretti, LLP
Headquarters Plaza
One Speedwell Avenue
Morristown, New Jersey 07962-1981
Attn.: Cathy Giuliana, Esq.

(m)                             “Guarantor(s)”:  None.

(n)                                 Exhibits:

Exhibit A:	Site Plan of Leased Premises
Exhibit B:	Workletter
Exhibit B-1:	Building Specifications
Exhibit B-2:	Preliminary Plans
Exhibit C:	Form of Letter of Understanding
Exhibit D:	Rules and Regulations
Exhibit E:	Form of Hazardous Substances Certificate
Exhibit F:	Form of Irrevocable Letter of Credit
Exhibit G:	Intentionally Omitted
Exhibit H:	Form of Subordination, Nondisturbance and Attornment Agreement
Exhibit I:	Floor Load
Exhibit J:	HVAC Maintenance Criteria

Section 1.02.  Lease of the Leased Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein.  Notwithstanding anything to the contrary contained herein, Tenant acknowledges that the Leased Premises include a non-exclusive right to use the following: (a) the shared drive between 801 West Linden Avenue and the Leased Premises and all improvements thereon, including, without limitation, the monument sign (the “Shared Drive”), (b) the shared light poles between the trailer storage areas for 801

West Linden Avenue and the Leased Premises (the “Shared Light Poles”; the Shared Drive and the Shared Light Poles being referred to hereinafter, collectively, as the “Shared Areas”).

ARTICLE 2 - LEASE TERM AND POSSESSION

Section 2.01.  Lease Term.  The Lease Term shall commence (the “Commencement Date”) as of the later of (i) June 1, 2016, and (ii) the date that Substantial Completion (as defined in Exhibit B hereto) of the Building Improvements (as defined in Exhibit B attached hereto and made a part hereof) occurs.

Section 2.02.  Construction of the Building and Tenant Improvements.

(a)                                 Landlord shall construct and install the Building Improvements in accordance with the workletter attached hereto as Exhibit B and made a part hereof (the “Workletter”).

(b)                                 Tenant shall construct and install all leasehold improvements to the Building (collectively, the “Tenant Improvements”) in accordance with the Workletter.

Section 2.03.  Surrender of the Leased Premises.  Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, reasonable wear and tear and damage by casualty or condemnation excepted, (b) remove from the Leased Premises or where located (i) Tenant’s Property (as defined in Section 8.01 below), (ii) all data and communications equipment, wiring and cabling (including above ceiling, below raised floors and behind walls), (iii) any striping applied to the floors of the Building, and (iv) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal.  Notwithstanding the foregoing, Tenant shall not be required to remove epoxy floor coverings installed within the Building.  Upon the expiration or earlier termination of this Lease, all of Tenant’s Property that is not removed within ten (10) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of Tenant’s Property at Tenant’s cost, without incurring any liability to Tenant.  This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04.  Holding Over.  If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable.  Acceptance by Landlord of Rent (as defined in Section 3.03 below) after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy.  In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the date that any Rent is due.  This Section 2.04 shall not be deemed a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3 - RENT

Section 3.01.  Rent.  Tenant shall pay to Landlord the Minimum Annual Rent in the amounts of the Monthly Rental Installments set forth in Section 1.01(e) above, in advance, without demand, abatement, counterclaim, recoupment, deduction or offset (except as otherwise expressly set forth herein), on the Commencement Date, and, thereafter, on or before the first day of each and every calendar month thereafter during the Lease Term.  The Monthly Rental Installments for partial calendar months shall be prorated on the basis of the total number of days in the applicable calendar month.  Tenant shall be responsible for delivering the Monthly Rental Installments to the payment address set forth in Section 1.01(l) above in accordance with this Section 3.01.

Section 3.02.  Annual Rental Adjustment Definitions.

(a)                                 “Annual Rental Adjustment”: the amount of Tenant’s Proportionate Share of Operating Expenses for a particular calendar year.

(b)                                 “Operating Expenses”: the amount of all of Landlord’s actual costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Leased Premises in good condition and repair in accordance with the provisions of this Lease, including by way of illustration and not limitation, the following: all Real Estate Taxes (as defined in Section 3.02(d) below), insurance premiums and commercially reasonable deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other utility charges paid by Tenant pursuant to this Lease; exterior painting; stormwater discharge fees; tools and supplies (to the extent used exclusively for the maintenance and repair of the Leased Premises); repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees (except those incurred in connection with Landlord’s initial construction of the Building); management fees (which shall not exceed two percent (2%) of the Rent for any period); costs, wages and related employee benefits payable for the management, maintenance and operation of the Leased Premises (not to exceed $7,500 per calendar year); subject to Section 7.01 below, maintenance, repair and replacement of the driveways, parking areas, curbs and sidewalk areas (including snow and ice removal), landscaped areas, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof, gutters and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any easements or covenants (subject to Section 5.02 below).  The cost of any Operating Expenses that are capital in nature (“Capital Expenses”) shall be amortized on a straight-line basis over the useful life of the improvement (using generally accepted accounting principles, or successor accounting standards, consistently applied in good faith), and in each calendar year of the Lease Term only the amortized portion of such Capital Expenses shall be included, and such amortized portion shall be prorated with respect to any partial calendar year during the Lease Term.  Notwithstanding anything to the contrary contained herein, Operating Expenses will in no event include the following:

(i)                                     cost of repairs or replacements incurred by reason of (A) fire or other casualty to the extent reimbursed by insurance proceeds (or would have been reimbursed by insurance proceeds had Landlord complied with the insurance requirement imposed upon it under the terms of this Lease), or (B) condemnation to the extent reimbursed by condemnation proceeds;

(ii)                                  legal, accounting, leasing commission, advertising and promotional expenditures related to procuring tenants;

(iii)                               fines or penalties incurred by Landlord due to violations of or non-compliance with any Laws other than those that are the responsibility of Tenant hereunder;

(iv)                              any principal or interest on borrowed money or debt amortization;

(v)                                 any costs incurred by Landlord associated with payment of damages as a result of any breach of this Lease by Landlord;

(vi)                              costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy asbestos-containing materials or other materials from the Leased Premises that have been classified as Hazardous Substances under Environmental Laws (as those terms are defined under Section 15.01(a) of the Lease) as of the date of this Lease;

(vii)                           fees in connection with disputes between Landlord and any mortgagee;

(viii)                        any amounts paid to a person, firm, corporation, or other entity related to Landlord which is materially in excess of the amount charged by unaffiliated parties for comparable goods or services;

(ix)                              any debt service (including principal and interest) or payments of any judgments or other liens against Landlord;

(x)                                 sums incurred as late payment fees, penalties or interest;

(xi)                              ground rent;

(xii)                           costs for which Landlord is actually reimbursed by a third party;

(xiii)                        costs arising from Landlord’s political or charitable contributions;

(xiv)                       promotional gifts, events, parties, celebrations, entertainment, dining or travel expenses;

(xv)                          depreciation;

(xvi)                       costs and fees associated with the sale or refinancing of the Leased Premises and any associated debt;

(xvii)                    reserves for anticipated future expenses, bad debts or rental loss;

(xviii)                 all costs to the extent resulting from the gross negligence or willful misconduct of Landlord or its agents, contractors or employees;

(xix)                       costs of all Tenant Improvements constructed and installed by Tenant; and

(xx)                          repair and replacement costs for which Landlord is responsible pursuant to the warranty set forth in Section 1(d) of the Workletter.

(c)                                  “Tenant’s Proportionate Share of Operating Expenses”: an amount equal to the product obtained by multiplying Tenant’s Proportionate Share by the Operating Expenses for the applicable calendar year.

(d)                                 “Real Estate Taxes”: any form of real estate tax or assessment or service payments in lieu thereof or water or sewer tax or charges, and any license fee, commercial rental tax, improvement bond, charges in connection with an improvement district or other similar charge or tax imposed upon the Leased Premises, or against Landlord’s business of leasing the Building and/or Leased Premises, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes.  Notwithstanding anything to the contrary contained herein, Real Estate Taxes shall not include:

(i)                                     income, excise, profits, estate, inheritance, succession, gift, transfer, or capital tax imposed upon Landlord;

(ii)                                  fine, penalty, cost or interest for any tax or assessment, or part thereof, which Landlord or its lender failed to timely pay (except if same are caused by Tenant’s default hereunder);

(iii)                               assessment for a public improvement arising from the initial construction or expansion of the Building (it being agreed that all assessments imposed during the Lease Term which are permitted to be included within Real Estate Taxes hereunder shall, for the purposes of computing Tenant’s Proportionate Share of Operating Expenses, be deemed to have been paid in the maximum number of installments permitted by the applicable taxing authority); and

(iv)                              fees imposed upon Landlord in connection with Landlord’s development of the Leased Premises (including, without limitation, trip generation fees).

If Landlord elects to contest Real Estate Taxes applicable to the Leased Premises for a particular tax period during the Lease Term, Landlord shall, at least thirty (30) days prior to initiating such contest, inform Tenant of such contest (the “Tax Notice”), and Tenant shall have the right, but not the obligation, to cooperate in such contest.  If Landlord does not elect to contest Real Estate Taxes applicable to the Leased Premises for a particular tax period during the Lease Term, Tenant may request that Landlord contest such taxes by written notice to Landlord.  Landlord may then elect either to contest such taxes or to allow Tenant to so contest such taxes (such election to be delivered by Landlord to Tenant within ten (10) business days after Landlord’s receipt of Tenant’s request).  If Landlord allows Tenant to contest such taxes, then (x) such tax contest shall be conducted at Tenant’s sole cost and expense, (y) the firm or individual hired to conduct such contest shall be subject to Landlord’s prior approval, and (z) Landlord shall reasonably cooperate with Tenant, including, without limitation, by executing any and all documents required in connection therewith and, if required by any governmental authority having jurisdiction, join with Tenant in the prosecution thereof (at no cost to Tenant).  If, as a result of any contest or otherwise, any rebate or refund of Real Estate Taxes is received, Tenant shall be entitled to Tenant’s Proportionate Share thereof (after reasonable and documented out-of-pocket expenses incurred by Landlord and/or Tenant in connection with such contest are paid to the party that incurred such expense).  If Landlord elects to contest Real Estate Taxes applicable to the Leased Premises for a particular tax period during the Lease Term and Tenant notifies Landlord within ten (10) business days after Tenant’s receipt of the Tax Notice that it does not wish to contest Real Estate Taxes for such tax period and Landlord elects to proceed with the contest of such taxes, Tenant shall not be responsible for the cost of such contest to the extent such costs exceed the savings actually realized by Tenant in connection with such contest.

Section 3.03.  Payment of Additional Rent.

(a)                                 Any amount required to be paid by Tenant hereunder (other than Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary.  Minimum Annual Rent and Additional Rent are sometimes referred to herein, collectively, as “Rent”.  The total rent reserved under this Lease shall equal all Minimum Annual Rent and Additional Rent referred to in this Lease.  This Section 3.03(a) shall survive the expiration or any earlier termination of this Lease.

(b)                                 In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year or partial calendar year, as the case may be.  Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year.  Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment.  Tenant shall be responsible for delivering the Additional Rent to the payment address set forth in Section 1.01(l) above in accordance with this Section 3.03.  If Operating Expenses increase during a calendar year, Landlord may, on not less than thirty (30) days’ notice to Tenant, increase the estimated Annual Rental Adjustment during such calendar year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such calendar year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such calendar year.  Within one hundred twenty (120) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment for such calendar year.  If the estimated Annual Rental Adjustment payments made by Tenant are less than the actual Annual Rental Adjustment, then Tenant shall pay to Landlord the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated payments made by Tenant during such calendar year within thirty (30) days after receipt of the aforementioned statement; provided, however, in the event Landlord fails to deliver the aforementioned statement within one hundred eighty (180) days following the end of the applicable calendar year, Landlord shall be deemed to have waived its right to require that Tenant pay the difference between the actual Annual Rental Adjustment and the estimated payments made by Tenant for such calendar year.  Notwithstanding the foregoing, such waiver (i) shall not apply to bills or invoices first received by Landlord after the end of the applicable calendar year (provided such bills or invoices are presented to Tenant within one (1) year after Landlord’s receipt of same), and (ii) shall not deprive Tenant of its right to recover from Landlord if Tenant’s estimated payments exceed the amounts actually due from Tenant for Operating Expenses pursuant to Section 3.06 below.  In the event that the estimated Annual Rental Adjustment payments made by Tenant are greater than the actual Annual Rental Adjustment, then Landlord shall credit the amount of such overpayment toward the next Monthly Rental Installment(s) and the next monthly estimated Annual Rental Adjustment payment(s) due under this Lease until such overpayment is recovered by Tenant in full (or remit such amount to Tenant in the event that this Lease shall have expired or terminated).  This Section 3.03 shall survive the expiration or any earlier termination of this Lease.

Section 3.04.  Late Charges.  Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder.  Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the “Prime Rate”) plus six percent (6%) per annum.

Section 3.05.  Maximum Increase in Operating Expenses.  Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Tenant’s Proportionate Share of Real Estate Taxes, insurance premiums, utilities, snow removal, and landscaping (“Uncontrollable Expenses”), without regard to the level of increase in any or all of the above in any year or other period of time.  Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses that are not Uncontrollable Expenses (herein “Controllable Expenses”) shall be limited to a five percent (5%) per annum increase over the amount the Controllable Expenses per square foot for the immediately preceding calendar year would have been had the Controllable Expenses per square foot increased at the rate of five percent (5%) in all previous calendar years beginning with the actual Controllable Expenses per square foot for the calendar year ending December 31, 2017.

Section 3.06.  Inspection and Audit Rights.

(a)                                 Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the twelve (12) month period following the delivery of Landlord’s statement of the actual amount of the Annual Rental Adjustment, or, if Landlord fails to deliver such statement within one hundred twenty (120) days following the expiration of such calendar year, then during the twelve (12) month period following the expiration of such one hundred twenty (120) days (the “Inspection Period”), such of Landlord’s books of account and records as pertain to and contain information concerning the Annual Rental Adjustment for the prior calendar year in order to verify the amounts thereof.  Landlord shall keep reasonably detailed records of all Operating Expenses for a given calendar year at least until the expiration of the Inspection Period with respect to such calendar year.  Such inspection shall take place at Landlord’s office upon at least fifteen (15) days prior written notice from Tenant to Landlord.  Only Tenant or a certified public accountant that is not being compensated for its services on a contingency fee basis shall conduct such inspection.  Landlord and Tenant shall act reasonably in assessing the other party’s calculation of the Annual Rental Adjustment.  Tenant shall provide Landlord with a copy of its findings within thirty (30) days after completion of the audit.  Tenant’s failure to exercise its rights hereunder within the Inspection Period shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of such Annual Rental Adjustment.

(b)                                 If Landlord and Tenant agree that Landlord’s calculation of the Annual Rental Adjustment for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such undisputed error and then Landlord shall make a correcting payment in full to Tenant within thirty (30) days after the determination of the amount of such error or credit such amount against future Additional Rent if Tenant overpaid such amount, and Tenant shall pay Landlord within thirty (30) days after the determination of such error if Tenant underpaid such amount.  In the event of any errors on the part of Landlord that Landlord agrees were errors costing Tenant in excess of two percent (2%) of Tenant’s actual Operating Expense liability for any calendar year, Landlord will also reimburse Tenant for the costs of an audit reasonably incurred by Tenant in an amount not to exceed $10,000 within the above thirty (30) day period.  If Tenant provides Landlord with written notice disputing the correctness of Landlord’s statement, and if such dispute shall have not been settled by agreement within thirty (30) days after Tenant provides Landlord with such written notice, Tenant may submit the dispute to a reputable firm of independent certified public accountants (the “Third Party CPAs”) selected by Tenant and approved by Landlord, and the decision of such Third Party CPAs shall be conclusive and binding upon the parties.  If such Third Party CPAs decide that there was an error, Landlord will make correcting payment if Tenant overpaid such amount, and Tenant shall pay Landlord if Tenant underpaid such amount.  The fees and expenses involved in such decision shall be borne by the party required to pay for the audit.

(c)                                  To the extent information is obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord and/or the Leased Premises as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals to be similarly bound.  The obligations within the preceding sentence shall survive the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, in the event that Tenant is legally compelled (by oral questions, interrogatories, requests for information, or documents, deposition, other discovery, subpoena, civil or other investigative demand, court order, or similar process) to make any disclosure that is prohibited by this Section 3.06(c), Tenant may make the required disclosure, provided that Tenant delivers reasonable prior notice to Landlord, unless such notice (i) would be prohibited by applicable law or regulation, or (ii) prohibited by the requirements of any regulatory authority or law enforcement agency.

ARTICLE 4 - SECURITY DEPOSIT

Section 4.01.  Security Deposit.

(a)                                 Upon execution and delivery of this Lease by Tenant, Tenant will deliver to Landlord, at Tenant’s option, either (i) an Irrevocable Letter of Credit (the “Letter of Credit”) in the amount of the Security Deposit, in substantially the form attached hereto as Exhibit F and made a part hereof or other form reasonably acceptable to Landlord, from a financial institution acceptable to Landlord, or (ii) a check in the amount of the Security Deposit.

(b)                                 If Tenant elects to deliver the Letter of Credit under subsection (a) above, (i) Tenant shall cause the Letter of Credit to be maintained in full force and effect throughout the Lease Term and during the sixty (60) day period after the later of (A) the expiration of the Lease Term or (B) the date that Tenant delivers possession of the Leased Premises to Landlord, as security for the performance by Tenant of all of Tenant’s obligations contained in this Lease, and (ii) in the event that, during the Lease Term, Tenant fails to deliver to Landlord a renewal or replacement to the Letter of Credit by a date no later than thirty (30) days prior to its expiration date, Landlord shall have the right to demand and receive payment in full under the Letter of Credit and to hold the cash proceeds as the Security Deposit under this Lease.  Tenant shall have the right to replace the Letter of Credit with a replacement Letter of Credit in form reasonably acceptable to Landlord, from a financial institution reasonably acceptable to Landlord, at any time and from time to time.  At any time Tenant is entitled to the return of a Letter of Credit, including in the event Tenant provides a replacement Letter of Credit, Landlord will return such Letter of Credit and reasonably cooperate with Tenant in providing documentation authorizing the issuing bank of the Letter of Credit to terminate same.

(c)                                  In the event of a Default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such Default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages.  Tenant agrees to promptly deposit (either in cash or in the form of a Letter of Credit, at Tenant’s option), upon demand, such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit.  All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord.  Provided that Tenant has fully and faithfully performed all of the provisions of this Lease, upon the expiration or earlier termination of this Lease, Landlord shall return the Letter of Credit or cash Security Deposit, as applicable, to Tenant, and with respect to a Letter of Credit, execute and deliver to the issuer of the Letter of Credit such instruments as may be reasonably required by such issuer to effectuate the termination of the Letter of Credit.

Section 4.02.  Reduction of Security Deposit.

(a)                                 Commencing as of the last day of the twelfth (12th) month of the Lease Term and continuing on the last day of each twelve (12) month period thereafter through and including the last day of the sixtieth (60th) month of the Lease Term, the Security Deposit shall be reduced by Two Hundred Seventy-Eight Thousand Five Hundred Five and 56/100 Dollars ($278,505.56), provided that Tenant is not in default hereunder (provided that if there is a default hereunder that has occurred, but the cure period related thereto has not expired, the Security Deposit shall be reduced so long as Tenant does cure such default within such cure period).  Following each such reduction in the Security Deposit represented by the Letter of Credit, Landlord shall (at no cost to Landlord) (i) accept from the issuer of the Letter of Credit an amendment to the Letter of Credit reducing the Letter of Credit by Two Hundred Seventy-Eight Thousand Five Hundred Five and 56/100 Dollars ($278,505.56), but which does not otherwise amend or modify the same, and (ii) execute and deliver to the issuer of the Letter of Credit such instruments as may be reasonably required by such issuer to effectuate such reduction.  Following each such reduction in the Security Deposit represented by cash, Landlord shall refund to Tenant, at Tenant’s option, by check or wire transfer or credit against the next Monthly Rental Installment(s) due, Two Hundred Seventy-Eight Thousand Five Hundred Five and 56/100 Dollars ($278,505.56).

(b)                                 Notwithstanding the provisions of subsection (a) above, in no event shall the Security Deposit be reduced to an amount less than Two Hundred Seventy-Eight Thousand Five Hundred Five and 58/100 Dollars ($278,505.58).

(c)                                  For illustrative purposes, the table below shows the schedule of Security Deposit reductions pursuant to this Section 4.02 provided Tenant has met all requirements set forth above.

Date of Reduction	Amount of Reduction	Remaining Security Deposit
Last day of twelfth (12th) month of the Lease Term	$278,505.56	$1,392,527.82
Last day of twenty-fourth (24th) month of the Lease Term	$278,505.56	$1,114,022.26
Last day of thirty-sixth (36th) month of the Lease Term	$278,505.56	$835,516.70
Last day of forty-eight (48th) month of the Lease Term	$278,505.56	$557,011.14
Last day of sixtieth (60th) month of the Lease Term	$278,505.56	$278,505.58

Section 4.03.  Increase of Security Deposit.  In the event Tenant exercises its option to amortize the cost of a portion of the Tenant Improvements in accordance with Section 5(e) of the Workletter, Tenant shall deposit with Landlord an amount equal to one-half (½) of the Amortized Amount (as defined in the Workletter) (the “Additional Security Deposit”), which Additional Security Deposit shall be deemed a part of the Security Deposit for all purposes under the Lease.  The Additional Security Deposit shall accompany Tenant’s delivery of its written notice to Landlord exercising such amortization option.  In the event the Security Deposit is increased as set forth in this Section 4.03, the amounts set forth in Sections 4.02(a), (b) and (c) above shall be adjusted accordingly.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01.  Use.  Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord.

Section 5.02.  Covenants of Tenant Regarding Use.

(a)                                 Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all applicable laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force (collectively, the “Laws”), including, without limitation, those Laws which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building rules and regulations attached hereto as Exhibit D and made a part hereof (the “Rules and Regulations”), as such Rules and Regulations may be reasonably modified from time to time by Landlord upon reasonable notice to Tenant.  In the event of a conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall govern and control.  Without limiting the foregoing, Landlord agrees that it will not voluntarily consent to any future covenants that would encumber the Leased Premises if such covenants will increase Tenant’s cost to operate in the Leased Premises for the Permitted Use by more than a nominal amount, or if such a covenant will materially and adversely affect Tenant’s use of the Leased Premises for the Permitted Use.

(b)                                 Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance.  Tenant shall not overload the floors of the Building beyond their designed weight-bearing capacity, as shown on Exhibit I attached hereto and made a part hereof.  All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord promptly therefor upon demand.  Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any such increase in premiums charged.

Section 5.03.  Landlord’s Rights Regarding Use.  In addition to Landlord’s rights specified elsewhere in this Lease, (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Building Land or Improvements (excluding the Building) in such manner as it deems necessary or proper so long as any such control, change or alteration does not materially and adversely affect Tenant’s use of the Leased Premises for the Permitted Use, and (b) Landlord, its agents, employees, representatives, consultants, contractors and any mortgagees of the Leased Premises, shall have the right (but not the obligation) to enter any part of the Leased Premises (other than the Building) at any time without prior notice, and any part of the Building at reasonable times upon not less than two (2) business days’ notice (except in the event of an emergency where no notice shall be required), for the purposes of (i) examining or inspecting the same (including, without limitation, to perform any and all environmental inspections, testing and other environmental activities as Landlord may deem reasonably necessary or desirable and testing to confirm Tenant’s compliance with this Lease), (ii) showing the same to prospective purchasers or mortgagees, (iii) during the last twelve (12) months of the Lease Term and any time Tenant is in Default hereunder, showing the same to prospective tenants, and (iv) making such repairs, alterations or improvements to the Leased Premises as Landlord may reasonably deem necessary or desirable.  Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.  In exercising any rights of entry to the Building, Landlord shall use commercially reasonable efforts to minimize any disturbance to or interruption of Tenant’s use of the Leased Premises and the normal operation of Tenant’s business conducted therein, including reasonable efforts to coordinate with Tenant in the scheduling of such non-emergency entry.  Landlord, and any third parties entering the Building at Landlord’s invitation or request shall at all times strictly observe Tenant’s rules relating to security and confidentiality at the Building (including, but not limited to, a requirement to execute a reasonable confidentiality agreement prior to entering the Building).  Tenant shall have the right, in its sole discretion, to designate a representative to accompany Landlord, or any third parties, while they are at the Building.

Section 5.04.  Signage.  Tenant may, at its own expense, place (i) its identification sign on the exterior of the Building, and (ii) Tenant’s name on the monument sign to be constructed and installed by Landlord on the Building Land.  All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord and shall be in compliance with applicable Laws.  Tenant agrees to maintain any sign installed by or on behalf of Tenant in a good state of repair, and, upon the expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any damage to the Leased Premises.

Section 5.05.  Parking.  Tenant shall be entitled to the exclusive use of the parking spaces located on the Building Land (the “Parking Area”).  Tenant shall have the right to designate certain parking spaces as assigned or reserved and to enforce same in accordance with applicable Laws.  Tenant acknowledges and agrees that Landlord shall have no obligation to police or monitor the use of any parking.  No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant’s employees, agents, representatives, contractors, customers, guests or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant.

Section 5.06.  Compliance with Law.

(a)                                 Existing Governmental Regulations.  If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, “Governmental Requirements”) in existence as of the date of the Lease require an alteration or modification of the Leased Premises (a “Code Modification”) and such Code Modification (i) is not made necessary as a result of the specific use being made by Tenant of the Leased Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be performed by Landlord, at Landlord’s sole cost and expense.

(b)                                 Governmental Regulations — Landlord Responsibility.  If, as a result of one or more Governmental Requirements that are not in existence as of the date of this Lease, it is necessary from time to time during the Lease Term, to perform a Code Modification to the Leased Premises that (i) is not made necessary as a result of the specific use being made by Tenant of Leased Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be performed by Landlord and the cost thereof shall be included in Operating Expenses without being subject to any applicable cap on expenses set forth herein.

(c)                                  Governmental Regulations — Tenant Responsibility.  If, as a result of one or more Governmental Requirements, it is necessary from time to time during the Lease Term to perform a Code

Modification to the Leased Premises that is made necessary as a result of the specific use being made by Tenant of the Leased Premises or as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; provided, however, that Tenant shall have the right to retract its request to perform a proposed alteration in the event that the performance of such alteration would trigger the requirement for a Code Modification.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.01.  Services to be Provided.  Landlord shall furnish to Tenant, except as noted below, the following utilities and other services:

(a)                                 Water service for lavatory and drinking purposes;

(b)                                 Sewer service;

(c)                                  Maintenance, repair and replacement of the Improvements (other than the Building), including the removal of rubbish (which shall not include tenant dumpsters), ice and snow;

(d)                                 Replacement of all lamps, bulbs, starters and ballasts for the lighting located on the Building Land as required from time to time as a result of normal usage; and

(e)                                  Repair and maintenance to the extent expressly specified elsewhere in this Lease.

Section 6.02.  Payment of Utilities.  Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all separately metered utilities or services serving the Building.

Section 6.03.  Interruption of Services.

(a)                                 Tenant acknowledges and agrees that any one or more of the utilities or other services identified in Sections 6.01 above or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and, except as otherwise specifically set forth herein, no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

(b)                                 Notwithstanding the foregoing, in the event that (i) an interruption of utility service to the Leased Premises occurs, (ii) the restoration of such utility service is within Landlord’s reasonable control, and (iii) such interruption renders all or a portion of the Leased Premises untenantable (meaning that Tenant is unable to use, and does not use, such space in the normal course of its business for the Permitted Use) for more than three (3) consecutive business days, then Minimum Annual Rent shall abate proportionately with respect to the portion of the Leased Premises rendered untenantable on a per diem basis for each day after such three (3) business-day period during which such portion of the Leased Premises remains untenantable.  Except as otherwise expressly set forth in this Section 6.03 or in Section 13.03 below, such abatement shall be Tenant’s sole remedy for Landlord’s failure to restore service as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof.

(c)                                  Notwithstanding the foregoing, in the event that (i) an interruption of utility service to the Leased Premises occurs, (ii) the restoration of such utility service is within Landlord’s reasonable control, and (iii) such interruption renders all or a portion of the Leased Premises untenantable (meaning that Tenant is unable to use, and does not use, such space in the normal course of its business for the Permitted Use) for more than ninety (90) consecutive days, then Tenant shall have the right to elect to terminate this Lease within ten (10) days after the expiration of said ninety (90) day period without penalty, by delivering written notice to Landlord of its election thereof within said ten (10) day period.  The foregoing termination right shall not apply if the interruption of utility service is due to fire or other casualty.  Instead, in such an event, the terms and provisions of Article 9 of this Lease shall apply.  Notwithstanding anything herein to the contrary, Tenant shall continue to be entitled to its abatement as described in this Section 6.03 during the period during which such portion of the Leased Premises remains untenantable until the effective date of termination of the Lease as described herein.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01.  Repair and Maintenance of Building.  Landlord shall make all necessary repairs, replacements and maintenance to the roof, life-safety system, exterior walls, foundation, structural frame of the Building and the parking and landscaped areas.  The cost of all replacements to the roof, exterior walls, foundation (including, without limitation, footings) and structural frame of the Building shall be at Landlord’s sole cost and expense, and the cost of all other such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant’s sole but reasonable expense.  In addition, Landlord shall, at Landlord’s sole cost and expense, make all necessary repairs, replacements and maintenance to the Engineering Controls and vapor mitigation systems of the Building.

Section 7.02.  Repair and Maintenance of Leased Premises.  Subject to Landlord’s repair and replacement obligations set forth above, Tenant shall, at its own cost and expense, maintain the Building in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical system, plumbing lighting, heating, ventilating and air conditioning (“HVAC”) system, plate glass, floors, windows and doors, and dock doors, dock levelers and dock locks.  Tenant shall obtain a preventive maintenance contract on the HVAC system and provide Landlord with a copy thereof.  The preventive maintenance contract shall meet or exceed Landlord’s standard maintenance criteria attached hereto as Exhibit J, and shall provide for the inspection and maintenance of the HVAC system on at least a semi-annual basis.

Section 7.03.  Alterations.

(a)                                 Except as otherwise expressly set forth in Section 7.03(b) below, Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing.  Landlord shall have five (5) business days after receipt of the plans for Tenant’s alterations (or twenty (20) business days after receipt of the plans for Tenant’s alterations if the alterations are structural or mechanical in nature) in which to review said plans and in which to give to Tenant notice of its approval or disapproval (and in the case of disapproval, reasonable detail for the disapproval) of said plans.  In the event Landlord fails to respond within said five (5) (or twenty (20), if applicable) business day period, Tenant shall provide a second notice to Landlord.  If Landlord fails to respond within five (5) business days following Landlord’s receipt of such second notice, the plans submitted by Tenant shall be deemed approved.  As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises to its pre-alterations condition upon termination of this Lease; otherwise, all such alterations shall, at Landlord’s option, become a part of the realty and the property of Landlord and shall not be removed by Tenant.  Tenant has the right, however, to remove Tenant’s Property at any time and from time to time during the Lease Term.

(b)                                 Notwithstanding the foregoing, Tenant shall have the right to make alterations to the interior of the Building, without obtaining Landlord’s prior written consent provided that (i) such alterations do not exceed Five Hundred Thousand and No/100 Dollars ($500,000.00) in cost in any one instance during the Lease Term (exclusive of the cost of any equipment being installed in connection with such alteration); (ii) such alterations are non-structural and non-mechanical in nature; (iii) for alterations that will cost in excess of Two Hundred Thousand and No/100 Dollars ($200,000.00) (exclusive of the cost of any equipment being installed in connection with such alteration), Tenant provides Landlord with prior written notice of its intention to make such alterations, stating in reasonable detail the nature, extent and estimated cost of such alterations, and if plans and specifications are being prepared in connection with such alterations, then Tenant shall deliver a copy of such plans and specifications; and (iv) at Landlord’s option, Tenant must remove such alterations and restore the Leased Premises upon termination of this Lease.

(c)                                  If (i) the City of Linden’s approval is required in connection with any alterations, and (ii) such alterations require (x) Landlord’s approval pursuant to Section 7.03(a), or (y) Tenant to notify Landlord of such alterations pursuant to Section 7.03(b), Tenant shall notify Landlord accordingly, and Landlord shall be given the opportunity to participate in any applicable discussions with the City of Linden.

(d)                                 Tenant shall ensure that all alterations shall be made in accordance with all applicable Laws, in a good and workmanlike manner and of quality at least equal to the original construction of the Leased Premises.  No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord’s consent to the creation of any lien.  If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record or bonded over within thirty (30) days after Tenant receives written notice thereof.  Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration by Tenant to the Leased Premises and any related lien.  Notwithstanding any contrary provisions contained in this Lease, in no event shall Landlord’s consent to any alterations or approval of any plans, specifications, work orders or any other documents in connection with any alterations constitute written authorization by Landlord of any contract entered into by Tenant for or in connection with any such alterations pursuant to N.J.S.A. 2A:44-A-3.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8.01.  Release.  All of Tenant’s trade fixtures, merchandise, inventory, special fire protection equipment, telecommunication and computer equipment, supplemental air conditioning equipment, kitchen equipment and other personal property located in or about the Leased Premises, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk.  Landlord shall not be liable to Tenant or to any other person for, and subject to Section 8.03 below, Tenant hereby releases Landlord (and its affiliates, property managers and mortgagees) from (a) any and all liability for theft of or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, representatives, contractors, customers, guests and invitees in or about the Leased Premises, except to the extent caused by the negligence (or more culpable act) or willful misconduct of Landlord, its agents, employees or contractors.  Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below.  In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail.  This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02.  Indemnification by Tenant.  Tenant shall protect, defend, indemnify and hold harmless Landlord, its agents, employees and contractors from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence (or more culpable act), or willful misconduct of Tenant or Tenant’s agents, representatives, employees, or contractors in or about the Leased Premises, (b) arising out of or relating to any of Tenant’s Property, or (c) arising out of any other act or occurrence within the Building, in all such cases except to the extent proximately caused by the negligence (or more culpable act) or willful misconduct of Landlord, its agents, employees or contractors.  Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below.  In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail.  This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03.  Indemnification by Landlord.  Landlord shall protect, defend, indemnify and hold harmless Tenant, its agents, employees and contractors of all tiers from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence (or more culpable act) or willful misconduct of Landlord or Landlord’s agents, representatives, guests, employees or contractors.  Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below.  In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail.  This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04.  Tenant’s Insurance.

(a)                                 During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i) Liability Insurance.  Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant’s use of or occupancy at the Leased Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $10,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii)                                  Property Insurance.  Special Form Insurance in the amount of the full replacement cost of Tenant’s Property (including, without limitation, alterations or additions performed by Tenant following the Commencement Date pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall waive coinsurance limitations.

(iii)                               Worker’s Compensation Insurance.  Worker’s Compensation insurance in amounts required by applicable Laws; provided, if there is no statutory requirement for Tenant, Tenant shall still obtain Worker’s Compensation insurance coverage.

(iv)                              Business Interruption Insurance.  Business Interruption Insurance with limits not less than an amount equal to $1,000,000.

(v)                                 Automobile Insurance.  Commercial Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident.

(b)                                 All insurance required to be carried by Tenant hereunder shall be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A IX or better.  Tenant shall promptly provide notice to Landlord if Tenant is notified that coverage is materially changed, canceled or permitted to lapse.  In addition, Tenant shall name Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under Tenant’s Commercial General Liability Insurance, excess and umbrella policies (but only to the extent of the limits required hereunder).  On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, and that with the exception of Workers’ Compensation insurance, such insurance is primary and non-contributory.  Upon Tenant’s receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder.  If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may, upon ten (10) business days’ notice to Tenant, obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent.  Landlord reserves the right from time to time (but not more than once every five (5) years) to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

Section 8.05.  Landlord’s Insurance.  During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(a)                                 Liability Insurance.  Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $10,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b)                                 Property Insurance.  Special Form Insurance in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

Section 8.06.  Waiver of Subrogation.  Notwithstanding anything contained in this Lease to the contrary, each of Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) hereby waives any and all rights of recovery, claims, actions or causes of action against the other party, or such other party’s employees, agents or contractors, for any loss or damage to the Leased Premises and to any personal property of such party, arising from any risk which is required to be insured against by Sections 8.04(a)(ii), 8.04(a)(iii) and 8.05(b) above.  The effect of such waiver is not limited by the amount of such insurance actually carried or required to be carried, or to the actual proceeds received after a loss or to any deductible applicable thereto, and either party’s failure to carry insurance required under this Lease shall not invalidate such waiver.  The foregoing waiver shall apply regardless of the cause or origin of any such claim, including, without limitation, the fault or negligence of either party or such party’s employees, agents or contractors.  The Special Form Insurance policies and Workers’ Compensation Insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an express waiver of any rights of subrogation by the insurance company against Landlord or Tenant, as applicable.

ARTICLE 9 - CASUALTY

Section 9.01.  Casualty Restoration.  In the event of total or partial destruction of the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord’s obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the improvements as were originally required to be made by Landlord pursuant to the Workletter.  Rent shall proportionately abate during the time that the Building or part thereof is unusable or inaccessible because of any such damage.  Within sixty (60) days after such casualty, Landlord shall deliver to Tenant written notice (the “Casualty Notice”) setting forth Landlord’s reasonable estimate for substantial completion of the required restoration and repair work.  If the Casualty Notice provides that the Leased Premises is destroyed to the extent that it cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date, then either Landlord or Tenant may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing.  In the event Landlord elects to terminate this Lease, Tenant shall have the right to reject Landlord’s termination in which case the Lease shall remain in full force and effect; provided, however, if the remaining Lease Term following Landlord’s estimated completion date is less than five (5) years, the Lease Term shall be automatically extended as follows: Tenant may elect to either (x) exercise a remaining option to extend the Lease Term pursuant to Section 17.01 below, in which case any right to retract its exercise of an option to extend set forth in Section 17.01 shall be null and void and the applicable Extension Term shall commence upon the expiration of the preceding term, or (y) keep any remaining options to extend (if any) unaffected by the casualty, in which case the Lease Term shall be extended to the last day of the fifth (5th) year following Landlord’s substantial completion of the restoration and repair work in connection with such casualty, and the Minimum Annual Rent per square foot for any resulting extension term shall be an amount equal to one hundred two percent (102%) of the Minimum Annual Rent per square foot for the period immediately preceding such extension term for the first twelve (12) months of such extension term, with an increase of two percent (2%) for each successive twelve (12) month period of such extension term.

Section 9.02.  Landlord Termination.  Notwithstanding Section 9.01 above, if the Building is destroyed by a casualty that is not covered by the insurance required to be carried by Landlord hereunder or, if covered, such insurance proceeds are insufficient to rebuild the Building, then, provided that Landlord complied with the insurance requirements under this Lease, Landlord may, by delivering written notice to Tenant within sixty (60) days after such casualty, terminate this Lease with respect to matters thereafter accruing.

Section 9.03.  Notwithstanding anything to the contrary contained herein, if a casualty occurs during the last year of the Lease Term and the Casualty Notice provides that the repair is estimated to take more than ninety (90) days from the date of the casualty to complete, Landlord or Tenant may terminate the Lease effective as of the date of such casualty by written notice given to the other delivered within ten (10) days after Landlord’s delivery of the Casualty Notice, whereupon the Lease shall terminate and all Rent and other charges under the Lease will be apportioned as of the date of such casualty.  Notwithstanding the foregoing, if (i) Landlord elects to terminate this Lease pursuant to this Section 9.03, (ii) more than two hundred eighty (280) days remain in the Lease Term at the time of Landlord’s termination, (iii) Tenant has at least one (1) remaining right to extend the Lease Term pursuant to Section 17.01, and (iv) Tenant satisfies all of the conditions set forth in said Section 17.01, then Tenant may, within ten (10) days following Tenant’s receipt of Landlord’s termination notice, reject Landlord’s notice of termination by exercising its right to extend the Lease Term pursuant to Section 17.01, in which case any right to retract its option to extend set forth in Section 17.01 shall be null and void, Landlord’s termination notice shall be rendered null and void, and this Lease shall remain in full force and effect.  Tenant hereby waives any rights under applicable Laws inconsistent with the terms of this Article 9.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Leased Premises shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken.  If all or any material part of the Leased Premises shall be acquired by the exercise of eminent domain, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken.  In the event of the exercise of eminent domain that does not result in termination of this Lease, Rent shall be equitably reduced based on the amount of the Leased Premises taken.  All damages awarded shall belong to Landlord; provided, however, that Tenant may claim an award for Tenant’s personal property (including removable fixtures) and for relocation expenses but only if such amount is not subtracted from Landlord’s award and does not otherwise diminish or adversely affect any award to Landlord.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01.  Assignment and Sublease.

(a)                                 Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent.  In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder, and, except for a sublet or assignment to a Permitted Transferee (as hereinafter defined), any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect.  The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises.  Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease hereunder.

(b)                                 By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord’s opinion (i) the Leased Premises are or may be materially adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations of Tenant hereunder, or (iv) the prospective assignee or subtenant is a current tenant of Landlord or its affiliate in 301 or 801 (each as defined in Section 17.02 below) or is a bona-fide third-party prospective tenant of Landlord or its affiliate in 301 or 801 and Landlord then has substantially similar space available for lease.  Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the rent publicly advertised for similar premises in the Building.  Landlord agrees that Landlord shall not have the right to withhold consent to a proposed assignment or sublease if such proposed assignee or subtenant meets the requirements of clauses (i), (ii) and (iv) above and has a tangible net worth of at least $200,000,000.00.

(c)                                  Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent.  The provisions of this Section 11.01(c) shall not apply to a Permitted Transferee.

Section 11.02.  Permitted Transfer.  Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days’ prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) provided that the tangible net worth of the successor entity after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant, assign this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged, reorganized or consolidated or which acquires all or substantially all of Tenant’s stock, assets or property; or (c) effectuate any public offering of Tenant’s or any of its affiliates’ stock on the New York Stock Exchange, the NASDAQ over the counter market or any other nationally recognized securities exchange (any such entity hereinafter referred to as a “Permitted Transferee”).  For the purpose of this Article 11 and Section 17.01(a), (i) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities.  Any such transfer shall not relieve Tenant of its obligations under this Lease.  Nothing in this Section 11.02 is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder.  Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 11.01 above.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01.  Sale of the Leased Premises.  Landlord shall have the right to sell the Leased Premises or any portion thereof at any time during the Lease Term, subject to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability accruing hereunder after the date of such conveyance, but such covenants and obligations shall be binding upon and shall be deemed to have been assumed by each new owner of the Leased Premises as of the date of such conveyance without the need of a further agreement.

Section 12.02.  Estoppel Certificate.

(a)                                 Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which Rent has been paid, (iii) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other factual matters or state of facts reasonably required respecting this Lease.  Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of all or any portion of the Leased Premises.

(b)                                 Within ten (10) days following receipt of a written request from Tenant, Landlord shall execute and deliver to Tenant, without cost to Tenant, an estoppel certificate in such form as Tenant may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which Rent has been paid, (iii) that there are not, to Landlord’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other factual matters or state of facts reasonably required respecting this Lease.  Such estoppel may be relied upon by Tenant and by any party designated by Tenant.

Section 12.03.  Subordination.  Subject to the conditions provided in this Section 12.03, this Lease is and shall be expressly subject and subordinate at all times to the lien of any future mortgage or deed of trust encumbering fee title to the Leased Premises.  Landlord represents and warrants that as of the date hereof, no mortgage or deed of trust encumbers fee title to the Leased Premises.  If any such mortgage or deed of trust be foreclosed, upon request of the mortgagee or beneficiary, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale provided such mortgagee or beneficiary recognizes Tenant’s rights hereunder.  The subordination of this Lease to any future mortgage or trust deed shall be conditioned upon Landlord delivering to Tenant a subordination, nondisturbance and attornment agreement from the mortgagee of each mortgage encumbering the Leased Premises and from the ground lessor under each ground lease of the Leased Premises, substantially in the form of Exhibit H hereto or otherwise reasonably acceptable to Tenant.  Tenant shall execute and deliver same, provided, however, in no event shall Tenant’s failure to execute such agreement affect Tenant’s obligation to subordinate this Lease, and in the event Tenant so fails to execute such agreement, this Lease and Tenant’s rights hereunder shall nonetheless be subordinate to each mortgage or ground lease upon the terms and conditions set forth in Exhibit H.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01.  Default.  The occurrence of any of the following shall be a “Default”:

(a)                                 Tenant fails to pay any Monthly Rental Installments or Additional Rent (i) within five (5) days following written notice from Landlord on the first occasion in any twelve (12) month period, or (ii) within five (5) days after the same is due on any subsequent occasion within said twelve (12) month period.

(b)                                 Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease (other than those governed by subsections (c) through (e) below) for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c)                                  Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial portion thereof for a period of thirty (30) days.  Notwithstanding the foregoing, Tenant may vacate the Leased Premises during the term of this Lease provided (i) Tenant adequately secures the Leased Premises to prevent damage, destruction or vandalism to the Leased Premises; (ii) Tenant continues such utilities to the Leased Premises as will prevent any damage to the Leased Premises; and (iii) Tenant continues to provide insurance for the Leased Premises and Tenant pays any increased premium resulting from a lack of a tenant in the Leased Premises.

(d)                                 Tenant shall assign or sublet all or a portion of the Leased Premises in violation of the provisions of Article 11 of this Lease.

(e)                                  All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

Section 13.02.  Remedies.  Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a)                                 Landlord may re-enter the Leased Premises and cure any such Default of Tenant, and Tenant shall, promptly upon demand, reimburse Landlord, as Additional Rent, for any documented out-of-pocket costs and expenses that Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord’s action, except in the case of Landlord negligence or willful misconduct not otherwise waived by Tenant pursuant to Section 8.06 above or any other provision of this Lease.

(b)                                 Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate, except with respect to any provisions thereunder that expressly survive such termination.  Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice.  Furthermore, in the event that Landlord terminates this Lease, Tenant shall be liable to Landlord for the unamortized balance of any leasehold improvement allowance and brokerage fees paid in connection with this Lease.

(c)                                  Without terminating this Lease, Landlord may terminate Tenant’s right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises.  In such event, Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have.  Upon termination of possession,

Landlord may re-let all or any part thereof as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to (i) the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term had this Lease not been terminated (said period being referred to herein as the “Remaining Term”),  (ii) the costs of recovering possession of the Leased Premises and all other expenses, actual loss or damage incurred by Landlord by reason of Tenant’s Default (“Default Damages”), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, and (iii) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the “Prior Obligations”).  Neither the filing of any dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate this Lease.

(d)                                 Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following:  (i) the present value of the excess, if any, discounted at the Prime Rate, of (A) the Minimum Annual Rent, Additional Rent and all other sums that would have been payable hereunder by Tenant for the Remaining Term, less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, as determined by a real estate broker licensed in the State of New Jersey who has at least ten (10) years of experience, (ii) all of the Default Damages, and (iii) all Prior Obligations.  Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain.  It is expressly agreed and understood that all of Tenant’s liabilities and obligations set forth in this subsection (d) shall survive termination of this Lease.

(e)                                  Intentionally omitted.

(f)                                   Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

(g)                                  In no event shall Tenant be liable to Landlord under this Lease for any indirect, special, incidental, consequential, exemplary or punitive damages.

Section 13.03.  Landlord’s Default and Tenant’s Remedies.

(a)                                 Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same.  Upon the occurrence of any such default by Landlord, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from such default, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.  In no event shall Landlord be liable to Tenant for any consequential or punitive damages in connection with this Lease.

(b)                                 As to Landlord’s maintenance and repair obligations hereunder, if Landlord has not cured or commenced to cure a maintenance or repair default set forth in said notice from Tenant within said 30-day period, Tenant may undertake all reasonable action to cure Landlord’s failure of performance.  If Tenant elects to cure said default, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant’s contractor.  Any materials used shall be of equal or better quality than currently exists in the Building and Tenant’s contractor shall be adequately insured and of good reputation. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost.  If Landlord does not reimburse Tenant or give Tenant notice of objection to such reimbursement within ninety (90) days following Tenant’s demand, and if Landlord’s objection to such reimbursement is resolved against Landlord by agreement of the parties or by a court of competent jurisdiction to which the dispute has been submitted by the parties, Tenant shall have the right to set off said reimbursement from the rental payable by Tenant to Landlord hereunder.

(c)                                  In the event that (i) there is an interruption of utility service to the Leased Premises, (ii) the restoration of such utility service is within Landlord’s reasonable control, and (iii) such interruption renders all or a portion of the Leased Premises untenantable (meaning that Tenant is unable to use, and does not use, such space in the normal course of its business for the Permitted Use) for more than three (3) consecutive business days, then if Landlord has not repaired or commenced to repair such utility interruption within three (3) business days after notice from Tenant, Tenant may undertake all reasonable action to cure Landlord’s failure of performance.  If Tenant elects to cure said utility interruption, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant’s contractor.  Any materials used shall be of equal or better quality than currently exists in the Building and Tenant’s contractor shall be adequately insured and of good reputation. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost.  If Landlord does not reimburse Tenant or give Tenant notice of objection to such reimbursement within ninety (90) days following Tenant’s demand, and if Landlord’s objection to such reimbursement is resolved against Landlord by agreement of the parties or by a court of competent jurisdiction to which the dispute has been submitted by the parties, Tenant shall have the right to set off said reimbursement from the rental payable by Tenant to Landlord hereunder.

Section 13.04.  Limitation of Landlord’s Liability.  If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease, and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Leased Premises (and the proceeds thereof) for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05.  Nonwaiver of Defaults.  Neither party’s failure nor delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision at that time or in the future.  No waiver of any default shall be deemed to be a waiver of any other default.  Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance due or to pursue any other remedy available to Landlord.  No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06.  Attorneys’ Fees.  If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable and documented out-of-pocket attorneys’ fees incurred in connection therewith.  In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all reasonable expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

ARTICLE 14 - LANDLORD’S RIGHT TO RELOCATE TENANT

INTENTIONALLY OMITTED.

ARTICLE 15 - TENANT’S RESPONSIBILITY REGARDING

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01.  Environmental Definitions.

(a)                                 “Environmental Laws” shall mean all Laws applicable to or related to Hazardous Substances or human health or the environmental, including, without limitation,  Laws in any way related to a Discharge of Hazardous Substances.

(b)                                 “Hazardous Substances” shall mean those substances included within the definitions of “hazardous substances”, “hazardous materials”, “hazardous waste”, “toxic substances”, “pollution”, “pollutant”, “contaminant”, “solid waste” or “infectious waste” under Environmental Laws and petroleum products.  Where any Laws define any of these terms more broadly than another, the broader definition shall apply.

(c)                                  “Discharge” shall mean the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, treating or dumping of Hazardous Substances at, into, onto or migrating from or onto the Leased Premises or the immediately surrounding area (including, without limitation, the soil, surface water, subsurface water or groundwater), regardless of whether the result of an intentional or unintentional action or omission.

(d)                                 “Engineering Control” shall have the meaning ascribed to such term under N.J.S.A. 58:10B-1 and the regulations promulgated thereunder.

(e)                                  “Institutional Control” shall have the meaning ascribed to such term under N.J.S.A. 58:10B-1 and the regulations promulgated thereunder, including without limitation any “Deed Notice” (as that term is defined in Environmental Laws).

(f)                                   “ISRA” shall mean the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any amending and successor legislation and regulations.

(g)                                  “LSRP” shall mean a licensed site remediation professional as defined in the Site Remediation Reform Act, N.J.S.A. 58:10C-2, and the regulations promulgated thereunder.

(h)                                 “NJDEP” shall mean the New Jersey Department of Environmental Protection or its successor.

(i)                                     “RAO” shall mean a response action outcome as defined under N.J.S.A. 58:10B-1 and the regulations promulgated thereunder.

(j)                                    “Remediation” shall have the meaning ascribed to such term under N.J.S.A. 13:1K-8 and N.J.S.A. 58:10B-1 and the regulations promulgated thereunder.

(k)                                 “Remediation Certification” shall have the meaning ascribed to such term under ISRA.

Section 15.02.  Restrictions on Tenant.  Tenant shall not cause or permit the use, generation, Discharge, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary or appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the commercially reasonable standards prevailing in the industry.  Notwithstanding the foregoing, in no event shall Tenant have the right to use Hazardous Substances in such quantities that would cause the Leased Premises to be deemed a “Major Facility” under the New Jersey Spill Compensation and Control Act or a treatment, storage or disposal facility requiring a RCRA permit (as defined in Environmental Laws).

Section 15.03.  Notices, Affidavits, Etc.  Tenant shall promptly, upon becoming aware of same, (a) notify Landlord of (i) any material violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws with respect to the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises in violation of Environmental Laws, and (b) deliver to Landlord any written notice received by Tenant relating to (a)(i) and (a)(ii) above from any source.  During the Lease Term and subsequently, upon Landlord’s request, Tenant shall deliver to Landlord all environmental documents that are reasonably required to demonstrate its compliance with Environmental Laws and with Tenant’s obligations under this Article 15, whether currently or hereafter existing.

Section 15.04.  ISRA Compliance.

(a)                                 Tenant hereby represents and warrants to Landlord that as of the date hereof Tenant’s North American Industrial Classification System Number (“NAICS Number”) applicable to Tenant’s business is 454111 — electronic shopping, which is not subject to ISRA.  Throughout the Lease Term and any renewals thereof, as the case may be, Tenant shall not change Tenant’s Permitted Use at the Leased Premises in a manner that shall result in a change of Tenant’s NAICS Number to a NAICS Number subject to ISRA without obtaining consent of Landlord, which consent Landlord shall have the right to withhold in its sole discretion; any amendment to ISRA that would subject the Permitted Use to the requirements of ISRA shall not constitute a breach of this provision or this Lease by Tenant.  In the event any use of or operations at the Leased Premises shall become subject to the provisions of ISRA (but in no event is Landlord consenting to such use or operations, which is expressly prohibited), then Tenant shall, at Tenant’s own expense, comply with ISRA prior to the expiration or earlier termination of this Lease.  Tenant’s obligations under ISRA shall arise if there is a triggering event which triggers the applicability of ISRA, regardless of whether triggered by Landlord or Tenant, including, without limitation, a closing of operations, a transfer of ownership or operations, or a change in ownership at or otherwise affecting the Leased Premises pursuant to ISRA.  Provided this Lease is not previously cancelled or terminated by either party or by operation of Laws, Tenant shall commence its submission to the NJDEP in anticipation of the end of this Lease no later than six (6) months prior to the expiration of this Lease.  If applicable, because a triggering event is unrelated to a cessation of operations by Tenant, Tenant shall comply with ISRA prior to the closing of such triggering event, and shall, at its own cost and expense, undertake and complete all filings including, without limitation, entering into a Remediation Certification with the NJDEP and posting a remediation funding source satisfactory to the NJDEP and Landlord so that the closing of the triggering event may move forward as scheduled, and thereafter Tenant shall complete compliance with ISRA in accordance with the terms and conditions of this Lease and all applicable Laws.

(b)                                 Upon notice of a triggering event pursuant to ISRA or the cessation of Tenant’s operations or no later than six (6) months prior to the expiration of this Lease, if requested by Landlord, Tenant shall promptly provide to Landlord a certification (the “Certification”) upon which Landlord may rely, that shall be in form and substance reasonably satisfactory to Landlord, which Certification shall identify facts to establish that ISRA does not apply to Tenant’s operations.  Upon notice of Landlord’s triggering event pursuant to ISRA (i.e., transfer or change of ownership), if requested by Landlord, Tenant shall promptly provide to Landlord a Certification upon which Landlord may rely, that shall be in the form and substance reasonably satisfactory to Landlord, which Certification shall identify facts to establish that ISRA does not apply to Tenant’s operations, provided that Landlord shall reimburse Tenant’s reasonable costs and expenses related to its preparation of such Certification, including attorneys’ fees, not to exceed $5,000.00.

Section 15.05.  Tenant Remediation.  Should any assessment, investigation or sampling performed with respect to the Leased Premises reveal the existence of a Discharge of Hazardous Substances by Tenant or any assignee or subtenant of Tenant, or any of their respective employees, agents, contractors, representatives,  customers or invitees, then Tenant shall, at Tenant’s own expense, promptly, diligently and in a continuous manner, undertake all action reasonably required by Landlord and any governmental authority, to perform a Remediation of the Discharge to the satisfaction of all applicable governmental authorities and the requirements of this Lease, including, without limitation, promptly: (a) retaining an LSRP; (b) preparing and submitting to the appropriate governmental authority, all required assessment, investigation, sampling and remedial action plans and reports, and other documents; (c) implementing the approved assessment, investigation, sampling and remedial action plans and reports in accordance with all Laws; (d) allowing Landlord a reasonable opportunity to review and provide comment to Tenant on any workplans or reports (i.e., key submittals to the NJDEP); (e) establishing a remediation funding source and/or financial assurance if required by, and in the amount required by, Environmental Laws; (f) paying all filing and oversight fees of the NJDEP; (g) addressing all required natural resource restoration and satisfying any natural resource damage claims as required by Environmental Laws; and (h) obtaining and delivering to Landlord a RAO.  Promptly upon completion of all required activities, Tenant shall, at Tenant’s own expense, and to Landlord’s reasonable satisfaction, restore the affected areas of the Leased Premises from any damage or condition caused by the investigatory or remedial work.  Notwithstanding anything to the contrary set forth in this Section 15.05, in no event shall Tenant’s Remediation involve Engineering Controls or Institutional Controls, except such controls as are required by Environmental Laws (e.g., classification exception area).  Tenant’s Remediation may utilize restricted use remediation standards and the Engineering Controls or Institutional Controls currently proposed by Landlord for the Leased Premises and then existing (i.e., site cap, deed notice, classification exception area and remedial action permit) provided that the contaminants arising from the Discharge to be remediated by Tenant are the same contaminants at no higher concentrations (or similar contaminants and concentrations, at the commercially reasonable discretion of Landlord) than as were identified by Landlord’s investigation and, following Landlord’s remedial activities, remained at the Leased Premises as documented in Landlord’s Deed Notice and submissions to NJDEP, including but not limited to historic fill and contaminants that may be associated therewith.  Landlord shall cooperate with Tenant and execute such documents as reasonably required to implement Tenant’s Remediation.

Section 15.06.  Hold-Over Tenancy.  If prior to the expiration or earlier termination of this Lease, Tenant: (a) fails, pursuant to ISRA, and this Lease, to obtain and to deliver to Landlord, either (i) the Certification, (ii) a de minimus quantity exemption issued by the NJDEP, or (iii) a RAO issued by an LSRP, and address all required natural resource restoration and satisfy all natural resource damage claims (“ISRA Clearance”); or (b) fails to Remediate all Hazardous Substances pursuant to the requirements of this Article 15, and deliver to Landlord a RAO (the “Environmental Clearance”); then upon the expiration or earlier termination of the Lease, Landlord shall have the option, in addition to all other remedies available to Landlord under this Lease and pursuant to Law or equity, either to consider this Lease as having ended or to treat Tenant as a holdover Tenant in possession of the Leased Premises in accordance with Section 2.04 above; provided that Landlord shall be obligated to demonstrate that all or part of the Leased Premises are untenantable as a result of the failure to provide the ISRA Clearance or Environmental Clearance.  If Landlord considers this Lease as having ended or treats tenant as a holdover tenant in possession of the Leased Premises, then Tenant shall nevertheless be obligated to promptly obtain and deliver to Landlord the ISRA Clearance or the Environmental Clearance, as the case may be, and otherwise fulfill all of the obligations of Tenant set forth in this Article 15.

Section 15.07.  Environmental Questionnaire.  Prior to executing this Lease, Tenant has completed and delivered to Landlord Tenant’s initial hazardous materials disclosure (the “Initial Hazardous Substances Disclosure”), the form of which is attached here to as Exhibit E.  Tenant covenants, represents and warrants to Landlord that, to the knowledge of Tenant after commercially reasonable inquiry, the information in the Initial Hazardous Substances Disclosure is true and correct and accurately describes the use(s) of Hazardous Substances that may be stored and/or used on the Leased Premises by Tenant.  Following Landlord’s written request (which shall be limited to no more than one (1) time per calendar year), Tenant shall complete and deliver to Landlord a Hazardous Substances Disclosure (the “Hazardous Substances Disclosure”) describing Tenant’s then present storage and/or use of Hazardous Substances at the Leased Premises.

Section 15.08.  Tenant’s Acknowledgements Concerning ISRA Compliance and Other Remediation Activities.  Tenant acknowledges that Landlord has advised Tenant (a) that Landlord is obligated to the NJDEP to remediate certain property formerly owned by General Motors Corporation, a Delaware Corporation (“GM”) including but not limited to the Leased Premises in connection with former operations of GM and assumption of GM’s responsibility under ISRA and other applicable Environmental Laws, including but not limited to RCRA, (“Landlord’s Remediation”) with respect to certain property formerly owned by GM, including but not limited to the land on which the Leased Premises is located; (b) there is a Remedial Action Workplan for Soils that contemplates, among other things, the filing of a Deed Notice and the use of Engineering and Institutional Controls in connection with the land; (c) there is a Groundwater Monitoring Plan with respect to certain groundwater contamination beneath the land, that Landlord is continuing to implement; and (d) as a result of such groundwater contamination, Landlord has installed a passive vapor mitigation system beneath the Building and Landlord may require access to all or part of the Leased Premises to perform certain sampling required by the NJDEP with respect to such system and/or to undertake other activities required by the NJDEP in connection with such system.  Any such access to the

Building by Landlord shall (except to the extent of an emergency) be conducted following reasonable notice to and in cooperation with Tenant, at commercially reasonable times and in a manner to minimize any interruption to Tenant’s use of the Building for the Permitted Use.  Landlord represents, warrants and covenants that it shall not post any signage at the Leased Premises or at 301 or 801 (provided that 301 and 801 continue to be owned by Landlord or an affiliate of Landlord) that identifies the ISRA Compliance or investigation or remediation of Hazardous Substances, including but not limited to any signage permitted pursuant to N.J.A.C. 7:26C-1.7.  In the event that Landlord is required to make further public notification or outreach with respect to investigation or remediation, then Landlord shall provide Tenant prior notice and a commercially reasonable opportunity to review and comment on such notification or outreach.  Landlord shall continue to perform Landlord’s Remediation concerning the Leased Premises with commercially reasonable speed and diligence so as to deliver to Tenant a Soils Only RAO addressing the entirety of the Leased Premises and, thereafter, any remaining groundwater remediation of the Leased Premises in compliance with Environmental Laws in order to obtain a site-wide RAO applicable to the Leased Premises.  Landlord shall advise Tenant and provide updates on the status of Landlord’s Remediation as reasonably requested by Tenant.

Section 15.09.  Deed Notices.  Tenant acknowledges that following the construction of the Building, a Deed Notice will be recorded that shall not materially and adversely affect or restrict the Permitted Use of the Leased Premises.  Landlord will provide Tenant with a copy of the Deed Notice.  Tenant shall not, and shall ensure that any assignee or subtenant and any of Tenant’s or Tenant’s assignee’s or subtenant’s respective employees, agents, contractors, representatives, guests, customers or invitees do not, violate any Deed Notice.  Landlord shall be responsible for compliance with the Deed Notice and any Engineering Controls therein, including but not limited to monitoring, inspection or repair of the Engineering Controls, certification or reporting with respect to the Engineering and Institutional Controls, Financial Assurance, any Remedial Action Permit, and all costs and expenses thereof (which shall not be included as a component of Rent except to the extent comprising general common area maintenance, such as landscaping).

Section 15.10.  Tenant’s Indemnification.  Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s managing agent from and against any and all third party claims, losses, liabilities, costs, expenses, penalties and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of Tenant’s obligations under this Article 15.

Section 15.11.  Existing Conditions.  Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent that Tenant or any assignee or subtenant of Tenant, or any of their respective employees, agents, contractors, representatives, guests, customers or invitees exacerbates the same.

Section 15.12.  Landlord’s Indemnity.  Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any clean-up costs, remedial costs, and/or any governmental fees, costs, expenses, losses, damages, charges or the like incurred by Tenant and arising from any presence of any Hazardous Substances upon or within the Leased Premises that were on, in, at or migrating to or under the Leased Premises prior to the Commencement Date (other than claims by or on behalf of Tenant or any assignee or subtenant of Tenant, or any of their respective employees), or to the extent any Discharge or release of Hazardous Substances is caused by Landlord, its agents, employees or contractors.  Nothing in this Section 15.12 shall be interpreted as imposing any liability on Landlord for any consequential damages or lost sales or profits of Tenant resulting from any such presence.

Section 15.13.  Interpretation.  The obligations imposed upon Tenant under this Article 15 are in addition to and are not intended to limit, but to expand upon, the obligations imposed upon Tenant under the remaining provisions of this Lease.

Section 15.14.  Survival.  The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

ARTICLE 16 - MISCELLANEOUS

Section 16.01.  Benefit of Landlord and Tenant.  This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02.  Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the jurisdiction where the Leased Premises are located.

Section 16.03.  Force Majeure.  Each of Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts, omissions or delays of actions of governmental or political bodies (any such occurrence herein referred to as “Force Majeure”).

Section 16.04.  Examination of Lease.  Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises.  This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant.  Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein.

Section 16.05.  Indemnification for Leasing Commissions.  Each of Landlord and Tenant hereby represents and warrants that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of its actions, to a commission or other fee resulting from the execution of this Lease.  Each of Landlord and Tenant shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person claiming a commission or other compensation through the indemnifying party.  Landlord shall pay any commissions due the Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

Section 16.06.  Notices.  Any notice required or permitted to be given under this Lease or by any Laws shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(l).  If delivered in person, the notice shall be deemed given as of the delivery date.  If sent by overnight courier, the notice shall be deemed to have been given as of the date of delivery.  If mailed by certified mail, the notice shall be deemed to have been given on the date that is three (3) business days following mailing.  Rejection or other refusal by the addressee to accept or the inability of the carrier to deliver because of a changed address of which no notice was given shall be deemed to be the receipt of the notice sent. Either party may change its address by giving written notice thereof to the other party.

Section 16.07.  Partial Invalidity; Complete Agreement.  If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect.  This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties.  No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08.  Financial Statements.  During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within one hundred twenty (120) days following the end of Tenant’s fiscal year, a copy of Tenant’s most recent financial statements prepared as of the end of Tenant’s fiscal year.  Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual Rent hereunder exceeds $100,000.00, said statements shall be certified and audited.  All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.  Notwithstanding anything to the contrary contained herein, the provisions of this Section 16.08 will not apply at any time when Tenant’s stock is listed on a nationally recognized securities exchange.

Section 16.09.  Representations and Warranties.

(a)                                 Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Tenant is authorized to do business in the jurisdiction where the Leased Premises are located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)                                 Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Landlord is authorized to do business in the jurisdiction where the Leased Premises are located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.10.  Consent or Approval.  Except as otherwise specifically provided herein, where the consent or approval of a party is required, such consent or approval will not be unreasonably withheld, conditioned or delayed.

Section 16.11.  Time.  Time is of the essence of each term and provision of this Lease.

Section 16.12.  Anti-Corruption Laws and Sanctions.  For purposes hereof, (a) “Anti-Corruption Laws” shall mean all Laws applicable to a pertinent party from time to time concerning or relating to bribery or anti-corruption; (b) “Sanctions” shall mean all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. federal government, including those administered by the Office of Foreign Assets Control, the United States Department of Treasury (“OFAC”) or the U.S. Department of State, or (ii) the United Nations Security Council, the European Union, any European Union member state in which a pertinent party or any of its subsidiaries conduct operations or Her Majesty’s Treasury of the United Kingdom; and (c) “Sanctioned Person” shall mean, at any time, (i) any person or entity listed in any Sanctions-related list of designated persons or entities maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state in which the pertinent party or any of its subsidiaries conducts operations, (ii) unless otherwise authorized by OFAC, any person or entity operating, organized or resident in any country or territory which is itself the subject or target of any full-scope (non-list based) Sanctions, or (iii) any ownership of fifty percent (50%) or more of an entity by persons or entities described in the foregoing clauses (i) or (ii).  Each of Landlord and Tenant represents and warrants that neither it nor any of its subsidiaries, nor to its knowledge, their respective directors, officers, employees or agents, is a Sanctioned Person.  Each party further represents that it and its subsidiaries, and to its knowledge, their respective directors, officers, employees and agents, complies and shall continue to comply in all material respects with all Sanctions and with all Anti-Corruption Laws.  Each party will use reasonable efforts to notify the other in writing if any of the foregoing representations and warranties are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached.  In the event of any violation of this Section, the non-violating party will be entitled to immediately terminate this Lease and take such other actions as are permitted or required to be taken under law or in equity.

Section 16.13.  Cooperation.  Tenant shall use reasonable efforts to cooperate with Landlord, without cost to Tenant, in connection with the completion of any written surveys or evaluations relating to the Leased Premises or Landlord.

Section 16.14.  Quiet Enjoyment.  Except as otherwise expressly set forth herein, so long as Tenant has not committed a Default hereunder that remains uncured, Landlord agrees that Tenant shall have the right to quietly use, possess and enjoy the Leased Premises (including, without limitation, the non-exclusive right to use the Shared Areas) for the Lease Term, without hindrance by anyone claiming by, through or under Landlord.

ARTICLE 17 - SPECIAL STIPULATIONS

Section 17.01.  Options to Extend.

(a)                                 Grant and Exercise of Options.  Provided that (i) no default has occurred and is then continuing, (ii) if (I) a monetary default has occurred at any time during the immediately preceding twenty-four (24) months and such default continued for more than five (5) business days after Tenant’s receipt of notice thereof, or (II) prior to the immediately preceding twenty-four (24) months, more than one monetary default has occurred during any consecutive twelve (12) month period that continued for more than five (5) business days after Tenant’s receipt of notice thereof, then Tenant’s tangible net worth (as defined in Section 11.02) is greater than $45,000,000, and (iii) Tenant originally named herein or a Permitted Transferee is in possession of at least fifty percent (50%) of the Leased Premises as of the date of exercise and the commencement of the applicable Extension Term (as defined below), Tenant shall have the option to extend the Lease Term for two (2) additional periods of five (5) years each (each an “Extension Term”).  Each Extension Term shall be upon the same terms and conditions contained in the Lease except (x) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any, (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth below (the “Rent Adjustment”).  Tenant shall exercise each option by delivering to Landlord, no later than two hundred seventy (270) days prior to the expiration of the preceding term, written notice of Tenant’s desire to extend the Lease Term.  Tenant’s failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option.  Landlord shall notify Tenant of the amount of the Rent Adjustment no later than one hundred eighty (180) days prior to the commencement of the Extension Term.  Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within thirty (30) days after receipt thereof.  If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

(b)                                 Rent Adjustment.  The Minimum Annual Rent for the applicable Extension Term shall be an amount equal to one hundred percent (100%) of the Fair Market Rent.  “Fair Market Rent” shall be the rent that a willing bona fide tenant would pay at the time in question to a willing bona fide owner for a lease of the Leased Premises in its then condition and state of repair, commencing at that time, on the same terms and conditions as this Lease.  In determining the Fair Market Rent, the fair market rental value of untenanted space of similar size and similar condition in comparable northern New Jersey warehouse buildings (including the Building) available for a comparable term and that reflects adjustments for any free rent, work allowance or other economic terms that would be granted in such a lease, as well as all other relevant factors shall be taken into account; provided, however, that in no event shall the Minimum Annual Rent during any Extension Term be less than the highest Minimum Annual Rent payable during the immediately preceding term.  Without limiting the foregoing, if Tenant delivers to Landlord a written objection to Landlord’s calculation of the Rent Adjustment within thirty (30) days after Tenant’s receipt of Landlord’s determination of the Rent Adjustment, and the parties cannot agree on a Rent Adjustment within ten (10) business days after Tenant’s written objection then Tenant may retract its exercise of its option to extend, or Tenant may choose arbitration to determine the Rent Adjustment.  If Tenant chooses arbitration, Tenant shall give Landlord written notice of its desire to seek arbitration within three (3) days after expiration of such ten (10) business day period (“Arbitration Notice”).  Within ten (10) days after Tenant provides Landlord with its Arbitration Notice, the parties shall each appoint an appraiser to determine the Rent Adjustment for the Leased Premises.  Each appraiser so selected shall be either a MAI appraiser or a licensed real estate broker, each having at least ten (10) years prior experience in the appraisal or leasing of comparable space in the metropolitan area in which the Leased Premises are located and with a working knowledge of current rental rates and practices.  If the two appraisers cannot agree upon the Rent Adjustment for the Leased Premises within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria.  Once the third appraiser has been selected as provided for above, then such third appraiser shall within ten (10) days after appointment make its determination of the Rent Adjustment.  The average of the two closest determinations of the Rent Adjustment shall be used as the Minimum Annual Rent for the applicable Extension Term and shall be binding on both Landlord and Tenant.  Landlord and Tenant shall each bear the cost of its appraiser and shall share the cost of the third.  If Tenant fails to provide the Arbitration Notice as provided above, then Tenant’s exercise of its option to extend shall be deemed retracted; provided, however, if Tenant’s right to retract its option to extend is null and void pursuant to Article 9 above, then Tenant shall be deemed to have provided the Arbitration Notice.  The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

Section 17.02.  Exclusive Use.

(a)                                 Exclusive Use.  To induce Tenant to execute this Lease, and subject to all of the terms and provisions of this Section 17.02, Landlord covenants and agrees that neither Landlord nor any affiliate of Landlord shall lease or rent any premises in the buildings known as 301 Pleasant Street

(“301”) and 801 West Linden Avenue (“801”) to any new tenant (including, without limitation, any assignee, sublessee, licensee or other occupant of such new tenant) that operates a Competing Business (as hereinafter defined) without Tenant’s prior written consent, which consent may be withheld in Tenant’s sole and absolute discretion.   For the purpose of this Section 17.02, a “Competing Business” shall mean any entity, or any business, division, operation or affiliate thereof that devotes or intends to devote square footage within 301 or 801 to selling, directly or indirectly, meal kits that include recipes, together with pre-portioned ingredients to prepare such recipes, to consumers, such as but not limited to, Hello Fresh and Plated.  For the avoidance of doubt, “Competing Business” shall not be deemed to include items found on grocery store shelves that do not contain any fresh ingredients, such as macaroni and cheese or hamburger helper.  In the event of any monetary or any material non-monetary default under this Lease by Tenant that continues beyond any applicable cure periods, Landlord shall have the right, upon written notice to Tenant, to declare this Section 17.02 null and void and of no further force or effect.  Notwithstanding anything to the contrary set forth herein, this Section 17.02 shall only apply to 301 to the extent Landlord (or any affiliate of Landlord) is the Landlord hereunder and the owner or ground lessee of 301, and this Section 17.02 shall only apply to 801 to the extent Landlord (or any affiliate of Landlord) is the Landlord hereunder and the owner or ground lessee of 801.  In addition, and notwithstanding anything to the contrary set forth herein, this Section 17.02 shall not apply to any existing tenants or occupants of 301 and/or 801 as of the date of this Lease (or any subsequent assignees, sublessees, licensees or other occupants of such existing tenants).

(b)                                 Personal.  The right of exclusive use provided in subparagraph (a) above is personal to Blue Apron, Inc. (or any Permitted Transferee) and shall automatically terminate and be of no further force and effect in the event that Blue Apron, Inc. assigns its interest in the Lease or sublets greater than fifty percent (50%) of the Building and/or Leased Premises to any entity other than a Permitted Transferee.

(c)                                  Breach.  Upon breach of the aforesaid covenant and agreement by Landlord (which breach shall not include a situation in which the lease between Landlord (or any affiliate of Landlord) and any tenant in 301 or 801 prohibits the tenant therein from violating the exclusive rights granted to Tenant in this Section and despite such prohibition, such tenant violates such exclusive rights, unless Landlord fails to comply with any of the provisions of subparagraph (d) below), the Minimum Annual Rent payable hereunder shall be reduced by fifty percent (50%) for so long as such violation shall continue.

(d)                                 Rogue Tenant.  If Landlord has actual knowledge that any person or entity other than Landlord has violated any of the exclusive provisions herein set forth, or such person or entity indicates in writing to Landlord that it intends to violate any of said provisions, Landlord shall promptly notify Tenant and Tenant shall have the right (i) to conduct and prosecute legal proceedings (including, without limitation, an action for injunctive relief) in its own name, at its own expense, or (ii) in the event the right set forth in (i) above is not permitted to be exercised under applicable Laws, to conduct and prosecute such legal proceedings in the name of Landlord, at Tenant’s expense, and Landlord shall cooperate with Tenant with respect to such prosecution (including, without limitation, by executing any documentation or authorization reasonably required by Tenant in connection with such prosecution and by appearing at any hearing or trial with respect to such prosecution).  The preceding sentence shall not apply to tenants, subtenants, licensees or other occupants of 301 or 801 whose agreements are dated prior to the date of this Lease.

Section 17.03.  Incentives.

(a)                                 Grant.  Tenant shall be entitled to receive any and all Incentives (hereinafter defined) that Tenant may negotiate with, or derive from governmental, non-governmental, private or public utility, or other entities pertaining to construction and/or remodeling of the Leased Premises by Tenant, hiring of employees, or other business operations of Tenant which would cause an owner or occupant of the Leased Premises to be entitled to an Incentive.  As used herein, the term “Incentive” shall include, without limitation,  any cost reduction, refund, voucher, credit, tax relief, abatement, or other monetary inducement (such as, for examples only, energy efficiency incentives, property tax abatements or grants, sales tax refunds or grants, tax credits, governmental grants, utility rebates or refunds, or any other benefit or amount negotiated by, or otherwise allowed to Tenant).  If any such Incentive is required to be paid or credited directly to Landlord, then: (i) Landlord shall elect to take the Incentive in a lump sum, or if that is not permitted, then in the shortest number of installments possible, so as to permit Tenant to recoup the full amount of the Incentive during the Lease Term, and (ii) within thirty (30) days after Landlord’s receipt of the Incentive, Landlord shall pay Tenant for such amount, or in the alternative, Tenant may elect to have such amount credited against the next Monthly Rental Installment(s) due under this Lease.  All costs relating to the pursuit of Incentives shall be borne by Tenant.

(b)                                 Contingency.  Landlord and Tenant acknowledge that under New Jersey law, the grant of an Incentive may be vetoed by the Governor of New Jersey at any time during the ten (10) day period following the granting of such Incentive (the “Appeal Period”).  If, as of the date of this Lease, Tenant has been granted an Incentive, however the Appeal Period related thereto has not expired, then Tenant’s obligation hereunder shall be contingent upon the expiration of such Appeal Period without a veto having been exercised by said Governor.  In the event the Governor vetoes an Incentive theretofore granted to Tenant within the Appeal Period, then Tenant shall have the right to terminate this Lease by providing notice to Landlord within three (3) business days following the Governor’s veto, and in all events no later than the third (3rd) business day following the expiration of the Appeal Period.  In the event that Tenant validly exercises such termination option in accordance with this Section 17.03(b), this Lease shall terminate effective as of the date Tenant’s termination notice is received by Landlord, and thereafter neither Landlord nor Tenant shall have any further obligations hereunder, except with respect to any obligations that expressly survive any such termination.  If Tenant fails to terminate this Lease as aforesaid, this Section 17.03 shall be deemed null and void and the Lease shall continue in full force and effect.  Landlord shall have no obligation to pay all or any portion of the Tenant Allowance or any commission due under this Lease or incur any other costs with respect to the Leased Premises until and unless Tenant’s right to terminate this Lease pursuant to this Section 17.03(b) is waived by Tenant or expires by its terms.

Section 17.04.  Roof Rights.

(a)                                 Roof Area.  “Roof Area” shall mean the surface of the roof of the Building.

(b)                                 Roof Equipment.  “Roof Equipment” shall mean miscellaneous equipment including, but not limited to, antennae, HVAC units, satellite dishes, and related equipment, which equipment shall be subject to Landlord’s prior approval.

(c)                                  License of Roof Area.  Provided (i) Tenant is not in Default under the Lease, (ii) Tenant complies with all zoning and other municipal and county rules and regulations, and all applicable restrictions of record, and (iii) Landlord, in its reasonable discretion, determines that the structural integrity of the roof would not be compromised, Tenant shall have the right, at its own cost and expense and subject to the terms hereof, to install, operate and maintain the Roof Equipment on the Roof Area, so long as the Roof Equipment is used exclusively for the use of an occupant of the Leased Premises and not sold to or utilized in any manner by a third party.  Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install and operate the Roof Equipment.  Copies of such permits and licenses shall be provided to Landlord.

(d)                                 Installation of the Roof Equipment.

(i)                                     The size, location, design and manner of installation of the Roof Equipment and all related wiring shall be designated and approved by Landlord.  Landlord, in its sole discretion, may require Tenant to install screening around the Roof Equipment.  After obtaining Landlord’s written approval, Tenant shall have reasonable access to the roof for installation, maintenance, repair and replacement of the Roof Equipment and shall have the right to install all reasonable wiring related thereto.  Unless otherwise approved by Landlord in writing, however, in no event shall Tenant be permitted to penetrate the roof membrane in connection with the installation or maintenance of the Roof Equipment.  Tenant shall be responsible for repairing any damages caused by the installation or maintenance of the Roof Equipment.

(ii)                                  Tenant shall use a roofing company specified by Landlord to perform any work affecting the roof that may adversely affect the roof warranty or otherwise penetrate the roof membrane, provided the costs charged by such roofer are competitive with charges for similar services within the same geographic region.  All cable runs, conduit and sleeving shall be installed in a good and workmanlike manner.  Cables and transmission lines shall be routed and attached in accordance with current industry practices.  The Roof Equipment shall be identified with permanently marked, weather proof tags at the following locations:  (A) each dish or other type bracket; (B) at the transmission line building entry point; (C) at the interior wall feed through or any other transmission line exit point; and (D) at any transmitter combiner, duplexer, or multifed receive port.  In addition, all Tenant telephone blocks, demarcs, and cables shall be clearly identified with Tenant’s name, type of line, and circuit number.

(iii)                               Tenant shall install, operate and maintain the Roof Equipment in accordance with all federal, state and local laws and regulations.  Prior to installation of the Roof Equipment, Tenant shall confirm that its installer carries sufficient insurance coverage.

(e)                                  Roof Work.  If, during the Lease Term, as same may be extended, Landlord needs to perform maintenance work to Landlord’s equipment on the roof of the Building or repair or replace the roof of the Building (“Roof Work”), Tenant agrees to cooperate and work with Landlord (at Tenant’s sole cost and expense) to temporarily remove or relocate the Roof Equipment as reasonably necessary in connection with the applicable Roof Work.  Landlord agrees to provide at least thirty (30) days’ notice to Tenant of Landlord’s intention to perform said work; except in the case of emergency Roof Work, in which case Landlord shall give as much notice as possible under the circumstances.  Such Roof Work may require the relocation of any portion of the Roof Equipment at Tenant’s sole cost and expense or Tenant’s installation of temporary equipment. Moreover, if a temporary relocation of the Roof Equipment is required to accommodate the Roof Work, Landlord agrees to exercise commercially reasonable efforts to identify a technically feasible alternative location for the relocation portion of the Roof Equipment that will not impede the Roof Work.  Notwithstanding the foregoing, Landlord does not warrant and represent that an alternative location will be available and, consequently, Landlord’s obligation to provide such alternative location is subject to the availability of such space.  Under no circumstances shall Landlord be liable to Tenant for any consequential damages as a result of such relocation, including, but not limited to, loss of business income or opportunity.  Notwithstanding the foregoing, Tenant shall move the Roof

Equipment back to its original location after the Roof Work is completed unless the parties agree to utilize the relocated area permanently.

(f)                                   Emergencies.  Notwithstanding the foregoing, if an emergency situation exists which Landlord reasonably determines, in its sole discretion, to be attributable to the Roof Equipment, Landlord shall immediately notify Tenant verbally, who shall act diligently and expediently to remedy the emergency situation.  Should Tenant fail to so remedy the emergency situation or should Landlord reasonably determine that the response time by Tenant is not adequate given the nature of the emergency, Landlord may then shut down the Roof Equipment and Tenant shall have no recourse against Landlord as a result of such action.

(g)                                  Removal of the Roof Equipment upon Termination.  Following any termination or expiration of the Lease, Tenant shall remove the Roof Equipment from the Building.  In performing such removal, Tenant shall restore the Roof Area and any personal property and fixtures thereon to as good a condition as existed prior to the installation or placement of the Roof Equipment, reasonable wear and tear excepted.  If Tenant fails to remove the Roof Equipment within ten (10) days after expiration or earlier termination of the Lease, Landlord may remove and dispose of the Roof Equipment and Tenant shall reimburse Landlord for the costs of such removal and restoration of the Roof Area.  Moreover, Landlord may deem the Roof Equipment abandoned, in which event the Roof Equipment shall become Landlord’s property.  This subsection (g) shall survive the expiration or earlier termination of the Lease.

(h)                                 Utilities.  Tenant shall be responsible for obtaining and paying for all utilities to operate the Roof Equipment.

(i)                                     Indemnification.  Any language in the Lease notwithstanding, Landlord shall not be liable and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including but not limited to personal injury, death, or property damages), costs and expenses (including, without limitation, attorneys’ fees actually incurred, without regard to statutory interpretation) incurred by Landlord arising from any Roof Equipment related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof.

Section 17.05.  Zoning.  Landlord will provide notice to Tenant in the event Landlord elects to apply for any zoning change or zoning, building code, signage, or related variance with respect to the Leased Premises.  Without limiting the foregoing, Landlord will not seek any zoning change or zoning, building code, signage, or related variance with respect to the Leased Premises, which, if granted, could materially and adversely affect Tenant’s use or occupancy of the Leased Premises for the Permitted Use without Tenant’s prior consent.

Section 17.06.  Outside Storage Area.

(a)                                 Throughout the Lease Term and any extensions thereof, Tenant shall have the right, without additional charge, to use the area of the Leased Premises labeled “Outside Storage” on Exhibit A for outside storage of Tenant’s inventory and materials (the “Outside Storage Area”).  The Outside Storage Area and Tenant’s use thereof shall be in accordance with all Laws and this Lease.  Tenant shall be solely responsible for obtaining any necessary permits and licenses required in connection with the Outside Storage Area.  Tenant shall, at Tenant’s sole cost and expense, install screening around the Outside Storage Area, as Landlord may reasonably require.

(b)                                 On or before the expiration of the Lease Term (or at any earlier time in the event any governmental entity or applicable Laws requires removal thereof or Tenant fails to materially comply with the terms stated herein), Tenant shall remove its inventory and materials from the Outside Storage Area and restore the Outside Storage Area to its original condition.

Section 17.07.  Fencing.  Tenant, at its sole cost and expense, shall have the right to install fencing (the “Fencing”) around the perimeter of the Leased Premises, excluding the Shared Areas; provided, however, that Landlord shall have the right to access the fenced area in the event of an emergency or for other permitted access to the Leased Premises.  The Fencing style and location shall be mutually and reasonably agreeable to Landlord and Tenant and shall comply with all Laws.  Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove the Fencing and repair any damage caused by such removal.

Section 17.08.  Card Access System.  Tenant shall have the right to install a key card access system (the “Access System”) at the Building; provided, however, that Tenant shall provide Landlord with any necessary key cards for emergency access or other permitted access to the Leased Premises.  Tenant acknowledges and agrees that Tenant shall be responsible for the cost to install and maintain the Access System.  Tenant shall, at Tenant’s sole cost and expense, remove the Access System upon the expiration or earlier termination of this Lease.

Section 17.09.  Commencement Date Credit.  On or before the fifth (5th) business day following the Commencement Date, Landlord shall deliver a credit to Tenant (at Tenant’s option, in the form of a check or as a credit against the next Monthly Rental Installment(s) due under the Lease) in the amount of Three Hundred Eighty-Two Thousand Two Hundred Eleven and 31/100 Dollars ($382,211.31).

Section 17.10.  Confidentiality.  During the term of this Lease and for one (1) year after the expiration or earlier termination of this Lease, each party shall and shall cause their respective directors, officers, employees, agents, affiliates, representatives and legal, accounting and financial advisors to keep confidential all information concerning the other party’s proprietary business procedures, products, services, operations or plans received or obtained during the negotiation or performance of this Lease, including this Lease, the provisions hereof, and any related documents, whether such information is oral or written, and whether or not labeled as confidential by such party, including, for the avoidance of doubt, (a) any financial statements of Tenant, (b) the Hazardous Substances Disclosure, (c) any alterations plans of Tenant, including plans for the Tenant Improvements (excluding any portion thereof that requires submittal to any governmental or quasi-governmental authority), and (d) the existence of a default under this Lease (collectively, “Confidential Information”).  Notwithstanding the foregoing, either party may disclose Confidential Information of the other party (i) to those of its directors, officers, employees, agents, affiliates, representatives and legal, accounting and financial advisors and other consultants reasonably requiring access to such Confidential Information and who are bound by obligations of confidentiality and non-use with respect to such information at least as restrictive as those contained herein, (ii) with the other party’s prior written consent, (iii) as may be required by applicable law, rule, regulation, regulatory authority or other applicable judicial or governmental order or legal process, including any disclosures required by the Securities and Exchange Commission in connection with the filing of a registration statement or otherwise, (iv) in the case of Tenant, any proposed or permitted subtenants or assignees of Tenant who are bound by obligations of confidentiality and non-use with respect to such information at least as restrictive as those contained herein, (v) in the case of Landlord, actual or prospective lenders, purchasers, investors or shareholders of Landlord who are bound by obligations of confidentiality and non-use with respect to such information at least as restrictive as those contained herein, and (vi) to the extent required to do so in connection with any action brought to enforce this Lease.  Furthermore, neither party shall issue or release any external announcement, statement, press release or publicity or marketing materials relating to the Lease or its relationship with the other party, or otherwise use the other party’s trademarks, service marks, trade names, logos, symbols or brand names, in each case, without the prior written consent of the other party.

(SIGNATURES CONTAINED ON THE FOLLOWING PAGES)

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

DUKE LINDEN, LLC, a Delaware limited liability company

By:	Duke Realty Limited Partnership, an Indiana limited partnership, sole member

Date of execution:	3/21/16	By:	Duke Realty Corporation, an Indiana corporation, sole general partner

By:	/s/ Jeffrey D. Palmquist
Jeffrey D. Palmquist
Senior Vice President

TENANT:

BLUE APRON, INC., a Delaware corporation

By:	/s/ Matt Salzberg
Date of execution:	3-17-2016	Name: Matt Salzberg
Title: CEO

Attest:	/s/ Christopher Livingston
Name: Christopher Livingston
Title: Corporate Counsel

EXHIBIT A

SITE PLAN OF LEASED PREMISES

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EXHIBIT B

WORKLETTER

1.                                      Construction of the Building.

(a)                                 Landlord shall, at Landlord’s sole cost and expense, construct the Leased Premises in a good and workmanlike manner, in compliance with all Laws and in accordance with the Building Specifications attached as Exhibit B-1 (the “Building Improvements”).  Landlord shall keep Tenant reasonably apprised of the status of the construction of the Building Improvements.

(b)                                 Early Access.  If and to the extent permitted by applicable Laws, Tenant shall have the right to enter the Leased Premises for thirty (30) days prior to the scheduled date for Substantial Completion of the Building Improvements (as may be modified from time to time) in order to construct and install the Tenant Improvements and otherwise prepare the Leased Premises for occupancy, which right shall expressly exclude making any structural modifications unless approved in writing by Landlord.  During any entry prior to the Commencement Date (i) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay Rent, (ii) Tenant shall not interfere with Landlord’s completion of the Building Improvements, (iii) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord’s rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (iv) Tenant shall not begin operation of its business.  Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such early access by Tenant.

(c)                                  Tenant Delay.  Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Building Improvements is delayed as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date, Substantial Completion of the Building Improvements shall be deemed to have occurred on the date that Substantial Completion of the Building Improvements would have occurred but for such Tenant Delay.  Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Building Improvements on or before the Target Commencement Date.  For purposes of this Lease, “Tenant Delay” shall mean any delay in the completion of the Building Improvements attributable to Tenant, its agents, employees or contractors.  Within five (5) business days after Landlord has knowledge of the occurrence of a Tenant Delay, Landlord shall notify Tenant, in reasonable detail, of the nature and existence of such Tenant Delay and the estimated delay in Substantial Completion of the Building Improvements as a result of the Tenant Delay.  Landlord’s failure to so notify Tenant of such Tenant Delay within said five (5) business day period shall be deemed a waiver of such Tenant Delay.

(d)                                 Warranty.  Landlord hereby warrants to Tenant, which warranty shall survive for the one (1) year period following the date of Substantial Completion of the Building Improvements (provided that such warranty shall survive for three (3) years from the date of Substantial Completion with respect to latent defects), that (a) the materials and equipment furnished by Landlord’s contractors in the completion of the Building Improvements will be of good quality and new, and (b) such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder.  This warranty shall exclude damages or defects caused by Tenant, its agents, employees or contractors, improper or insufficient maintenance if such maintenance is Tenant’s responsibility under the Lease, improper operation by Tenant, its employees, agents or contractors, or normal wear and tear under normal usage.  In addition, Landlord shall use good faith efforts to enforce and pass through to Tenant the benefit of any warranties held by Landlord with respect to the Leased Premises.

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(e)                                  Substantial Completion.  For purposes of this Lease “Substantial Completion” (or any grammatical variation thereof) shall mean completion of construction of the Building Improvements so that they can be used for their intended purposes, subject only to punchlist items.

(f)                                   Building Improvements Punchlist.  Upon Substantial Completion of the Building Improvements, a representative of Landlord and a representative of Tenant together shall inspect the Leased Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Building Improvements.  Landlord shall, within sixty (60) days after such punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punchlist; provided however, that to the extent that completion of any items on the punchlist may be affected by weather or seasonal conditions, or require unusually long lead times, such 60-day period shall be extended as reasonably necessary.

(g)                                  Penalty.  Landlord agrees that if Substantial Completion of the Building Improvements is delayed beyond August 1, 2016, as such date may be extended as a result of Tenant Delay or Force Majeure (such date, as may be so extended, being referred to herein as the “Outside Date”), Tenant shall receive one (1) day of free rent for each day after the Outside Date that the Building Improvements are not Substantially Complete.  Except as set forth in this Section 1(g), no liability whatsoever shall arise or accrue against Landlord by reason of its failure to Substantially Complete the Building Improvements on or before August 1, 2016.

2.                                      Construction of the Tenant Improvements.

(a)                                 Tenant shall construct and install the Tenant Improvements in a good and workmanlike manner, in compliance with all Laws and in accordance with this Exhibit B.  Tenant’s proposed architect/engineer, general contractor, and fire protection, plumbing, HVAC and electrical subcontractors are subject to Landlord’s prior approval.  Promptly following the selection and approval of the architect/engineer, Tenant shall forward to said architect/engineer (and copy Landlord on the transmittal) Landlord’s building standards heretofore delivered to Tenant, and Tenant shall cause said architect/engineer to comply with said building standards.  Promptly following the selection and approval of the general contractor, Tenant shall forward to said general contractor (and copy Landlord on the transmittal) Landlord’s fire protection, plumbing, HVAC and electrical specifications and Landlord’s rules of conduct, all of which have been delivered to Tenant prior to the date of this Lease, and Tenant shall cause said general contractor to comply with said specifications and rules of conduct.  At Landlord’s request, Tenant shall coordinate a meeting among Landlord (who will reasonably make its representative available for such meeting), Tenant and Tenant’s general contractor to discuss the Building systems and other matters related to the construction of the Tenant Improvements.

(b)                                 Promptly following the date hereof, Tenant shall prepare and submit to Landlord a set of permittable construction drawings (the “CDs”), based on the preliminary plans attached hereto as Exhibit B-2 and made a part hereof (the “Preliminary Plans”), covering all work to be performed by Tenant in constructing the Tenant Improvements.  Tenant shall have no right to make any Tenant Improvements that would materially alter the exterior appearance of the Building or the Building systems without Landlord’s prior approval.  Landlord shall have fifteen (15) days after receipt of the CDs in which to review the CDs and in which to give Tenant written notice of its approval of the CDs or its requested changes to the CDs in reasonably sufficient detail so as to allow Tenant to make the requested changes (provided that Landlord shall not be permitted to request a change that is inconsistent with the Preliminary Plans).  If Landlord requests any changes to the CDs, Tenant shall make such changes and

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shall, within fifteen (15) days of its receipt of Landlord’s requested changes (if any), submit the revised portion of the CDs to Landlord.  Landlord shall have five (5) business days after receipt of the revised CDs in which to review said revised CDs and in which to give to Tenant written notice of its approval of the revised CDs or its requested changes thereto.  This process shall continue until such time, if at all, that Landlord approves the CDs in accordance with this Section 2.  Tenant shall at all times in its preparation of the CDs, and of any revisions thereto, act reasonably and in good faith.  Landlord shall at all times in its review of the CDs, and any revisions thereto, act reasonably and in good faith.

3.                                      Construction of Tenant Improvements.  Prior to commencing the construction of the Tenant Improvements, Tenant shall deliver to Landlord (a) evidence of Tenant’s insurance reasonably satisfactory to Landlord, which insurance shall be maintained throughout the construction of the Tenant Improvements, and (b) a project schedule in detail reasonably satisfactory to Landlord.  In addition, Tenant shall require its general contractor to carry appropriate insurance, as determined by Tenant, but which shall include, without limitation, Commercial General Liability, Commercial Auto Liability and Workers Compensation, in amounts necessary to insure the project and the work related thereto against claims for bodily injury or death or property damage.  Tenant’s contractors of all tiers shall name Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord as additional insured on all liability policies required pursuant to this Section 3.  Throughout the construction of the Tenant Improvements, Tenant shall notify Landlord promptly of any material deviations from such project schedule.  Tenant or its contractor shall construct the Tenant Improvements in a good and workmanlike manner and in accordance with the CDs and all applicable governmental regulations.  If Tenant shall fail to complete the Tenant Improvements by the Commencement Date, Tenant’s obligation to pay Minimum Annual Rent and Additional Rent hereunder shall nevertheless begin on the Commencement Date.  Tenant shall keep Landlord reasonably notified regarding all material meetings with contractors and/or governmental officials regarding the Tenant Improvement work and Landlord shall have the right to attend such meetings.  In addition, Landlord shall have the right, from time to time throughout the construction process, upon not less than two (2) business days’ notice, to enter upon the Leased Premises to perform periodic inspections of the Tenant Improvements.  Tenant agrees to respond to and address promptly any reasonable concerns raised by Landlord during or as a result of such inspections.

4.                                      Completion.  Upon substantial completion of the Tenant Improvements, a representative of Landlord and a representative of Tenant together shall inspect the Leased Premises.

5.                                      Improvement Costs.  Landlord shall reimburse Tenant for the Improvement Costs (as hereinafter defined) incurred in constructing the Tenant Improvements, up to an amount equal to Three Million Three Hundred Forty-Two Thousand Sixty-Six and 75/100 Dollars ($3,342,066.75) (the “Tenant Allowance”), as follows:

(a)                                 Landlord shall pay the Tenant Allowance, less a holdback (the “Holdback”) equal to ten percent (10%), to Tenant upon Tenant’s request (which request shall be made no more than once per any thirty (30) day period), within ten (10) business days after Landlord’s receipt of the following:

(i)                                     copies of paid invoices covering all Tenant Improvements for which payment is being requested, together with reasonable evidence that the Tenant Improvements for which payment is being requested have been completed (e.g., a certificate from Tenant’s architect); and

(ii)                                  Partial lien waivers for the portion of the Tenant Improvements for which payment is requested from Tenant’s general contractor for all subcontractors and all material suppliers having performed any work at the Leased Premises relating to the construction of the portion of the Tenant Improvements for which payment is requested, provided that lien waivers shall not be required

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for any subcontractors or material suppliers who provided less than Ten Thousand and No/100 Dollars ($10,000.00) worth of goods or services in connection with the Tenant Improvements.

(b)                                 Notwithstanding anything contained in subsection (a) above, Tenant shall not be entitled to any payments from the Tenant Allowance unless and until (i) Tenant has delivered to Landlord a copy of Tenant’s building permit; and (ii) Tenant has received Landlord’s written approval of the CDs.

(c)                                  Landlord shall pay the Holdback to Tenant upon substantial completion of the Tenant Improvements.

(d)                                 Landlord shall be entitled to a construction management fee in an amount equal to two percent (2%) of the Improvement Costs, but in no event more than One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Fee”).  At Landlord’s option, the Fee shall either be (A) applied against the Tenant Allowance, or (B) billed to Tenant (in which case Tenant shall pay the Fee to Landlord within ten (10) days following Landlord’s delivery of an invoice to Tenant).

(e)                                  For purposes of this Lease, the term “Improvement Costs” shall mean the cost of the CDs and the cost to construct and install the Tenant Improvements.  Tenant shall be responsible for all Improvement Costs in excess of the Tenant Allowance.

(f)                                   Notwithstanding anything to the contrary set forth above, Tenant shall have the option which option shall be exercised, if at all, by written notice to Landlord delivered on or before July 1, 2016, to amortize over the initial Lease Term, at an annual rate of eight percent (8%), up to One Million Seven Hundred Thirty-Two Thousand Nine Hundred Twenty-Three and 50/100 Dollars ($1,732,923.50) (the “Amortized Amount”) of the cost of the Tenant Improvements that exceeds the Tenant Allowance, which amortization payments shall commence on the later of (i) the Commencement Date and (ii) the date that Landlord disburses the Amortized Amount to Tenant, which payments shall be paid monthly in the same manner as Monthly Rental Installments.  At the request of either party, Landlord and Tenant shall enter into an amendment to this Lease confirming such amortization.  Notwithstanding anything to the contrary contained herein, upon an early termination of the Lease for any reason (including, but not limited to, casualty or condemnation) other than for a Landlord default, Tenant shall immediately pay to Landlord all accrued and unpaid interest, together with the unamortized portion of the Amortized Amount.

6.                                      Certificate of Occupancy.  Tenant acknowledges and agrees that Tenant shall have no right to conduct its business at the Leased Premises unless and until Tenant delivers to Landlord an original temporary certificate of occupancy to the extent required by applicable Laws, provided that Tenant shall, if required by applicable Laws, pursue a final certificate of occupancy with reasonable speed and diligence.

7.                                      Letter of Understanding.  Promptly following the Commencement Date, Landlord and Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit C.

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EXHIBIT B-1 BUILDING SPECIFICATIONS INDUSTRIAL BUILDING DESCRIPTION BUILDING 11 LEGACY COMMERCE CENTER Site Development and Building Core and Shell Description March 3, 2016 TABLE OF CONTENTS PROJECT SUMMARY 2 GENERAL OUTLINE 4 GENERAL CONDITIONS 4 SITEWORK 5 CONCRETE 6 STRUCTURAL STEEL AND MISCELLANEOUS METALS 7 CARPENTRY 8 THERMAL AND MOISTURE PROTECTION 8 DOORS AND WINDOWS .. . 8 FINISHES 9 FIRE PROTECTION 10 HEATING, VENTILATION AND AIR CONDITIONING 10 PLUMBING 10 ELECTRICAL 11 Exhibit B-1 Page 1 of 12

INDUSTRIAL BUILDING DESCRIPTION PROJECT SUMMARY » Location: Legacy Commerce Center 901 West Linden Avenue Linden, NJ 07036 Project Completion: June 1, 2016 * Site Acreage: Approximately 23.96 Acres » Square Footage: 495,121 RSF Building Type: Cross-Dock Loading Building Dimensions: 1,050' x 470' Bay Sizes: Dock bays - 50' x 60' Interior bays - 50' x 50' Clear Height: 36' as measured from the top of the slab at the bottom of the structure inside the first interior column line Pavement: Reinforced concrete and heavy duty asphalt pavement at truck courts. Light duty asphalt pavement at automobile stalls. Truck Court 135' deep Trailer Parking: 94 spaces Car Parking: 290 spaces Foundations: Shallow, spread footings Slab on Grade: 8" thick, 4,000 psi unreinforced concrete Exterior Walls: Tilt-Up Concrete Panels Structural Steel: Gray tube steel columns, painted white deck and gray joists Roofing: Mechanically attached .60 mil TPO with R-22 insulation Floor Sealer 1 coat of Diamond Hard or Ashford Formula Dock Doors: Seventy (69) 9' x10' manual overhead doors, with knock-outs for an additional forty-two (43) doors Four (4) 14' x 14' automatic drive-in doors Exhibit B-1 Page 2 of 12

INDUSTRIAL BUILDING DESCRIPTION Dock Equipment: Seventy (69) 40,000lb 6' x 8' Mechanical levelers, dock seals, bumpers and swing-arm lights Office Finish: Not Applicable. Fire Protection: E5FR per NFPA 13 HVAC: Two [2) air changes per hour Heat provided for freeze protection only Electrical Service: 2,500 amp service Interior Lighting: T-5 fixtures designed to provide 3D foot-candles at 36" AFF Exhibit B-1 Page 3 of 12

INDUSTRIAL BUILDING DESCRIPTION GENERAL OUTLINE Executive Summary This site consists of an approximately 495.121 square foot industrial building, located in Legacy Commerce Centre in Linden, New Jersey. The building is to be located on approximately 23.9 acres. The building shall consist of a 1,050' X 470'-0' structure with 36'-0" clear height as measured from the top of the slab to the bottom of the structure inside the first interior column line. The building will be enveloped by load bearing tilt-up concrete wall panel system and conventionally framed with column, beam, and open web steel joists steel superstructure. The following Outline Specifications are generally described according to the Construction Specification Institute format. Schedule The total duration of the project from start of construction to availability for occupancy is approximately 10 months. Permit and Impact Fees Includes all permitting, tap and impact fees required for the shell project. Duke Realty shall make application for, secure and pay for all permit fees and impact fees required by the authorities having jurisdiction over the shell project All taxes required for the shell building construction are included. Geotechnical Engineering All geotechnical work such as soil borings, site and building survey, and compaction testing are included. Warranty A one (1) year labor and material warranty from the date of substantial completion will be provided. Please refer to the Thermal and Moisture Protection section for additional roof and/or caulking warranties. Duke Really will provide the Tenant with one (1) copy of all maintenance manuals for the facility. Manuals shall include copies of all record drawings, equipment specifications and respective warranties. GENERAL CONDITIONS General Conditions have been provided based on proposed project schedule of 10 months, including support personnel, utilities, and structures for on-site supervision. All zoning, building related variances, permits. utility extension, and tap fees will be provided. All Geotechnical work such as soil borings, site and building survey, and compaction testing are included. Soil, concrete and structural connection testing will be provided. Final cleaning and set-up of mechanical systems will be provided before occupancy. All architectural, civil, structural, mechanical, and electrical engineering, landscape design and construction documents will be provided. The building will be designed and constructed to meet ADA compliance. Exhibit B-1 Page 4 of 12

INDUSTRIAL BUILDING DESCRIPTION Included is a ore (1) year warranty for labor and material. SITEWORK Earthwork All site work including cut-to-fill, grading, utilities, and backfill necessary for construction are included. Sedimentation and erosion control measures will be provided per code. Duke Realty will employ a certified testing agency to provide testing and field inspection during earthwork procedures to confirm that compaction is completed in accordance with plans and specifications. Site Utilities All utilities [electric, telephone, water and sanitary) are available at the property line and shall be extended to the building and final connections made. Domestic water: There will be one (1) 4" service line that will connect to city water main. A 2" irrigation domestic water branch and backflow preventer is included. Fire Water There will be one (1) 10" service line connected to the city water main and extended to service exterior fire hydrants as well building service points. Sanitary sewer There will be one (4), 6" service line connected to existing sewer main. The main will extend as necessary to provide underground to future office areas. All storm sewers for site drainage, detention and approvals will be provided. Pavement Asphalt paving in automobile parking and drive areas shall be light duty. West drive connecting trailer parking area with auto parking is light duty. Light-duty pavement shall consist of a 11" total pavement thickness including 8" graded aggregate base, 1.5" base course asphalt and 1.5" surface course asphalt. Asphalt paving in Tractor/Trailer areas and drives shall be of heavy-duty design. Heavy-duty pavement shall consist of a 1 SO" total pavement thickness including 10" graded aggregate base, 3" base course asphalt and 2" surface course asphalt. All pavement sections will include prime and tack coats as needed. Site concrete consists of concrete dolly areas located along both dock walls [60' depth]. The concrete is 6" the first 3D' from the building and thickens to 8" over the final 3D' from the building. Concrete strength shall be 4,000 psi at 28 days. Dock area depth is 135' - 0", from the face of the building to the edge of pavement. All pavement will be striped to indicate frailer storage, parking stalls, handicapped parking locations, fire lanes and traffic control features in accordance with the site design. Traffic control and handicapped parking Exhibit B-1 Page 5 of 12

INDUSTRIAL BUILDING DESCRIPTION signage will be provided in accordance with (the site design and code requirements. Parking lot lighting will be provided to meet all zoning, local and state codes. Sidewalks Sidewalks will be provided at the entries as shown on the Site Plan. Landscaping and Irrigation An Allowance of $315,000 is included and for Landscaping. The design will include designing all trees, plants, grass, mulch, and soil preparation as needed to meet city minimum zoning requirements or park covenants. The fully operational irrigation system shall be complete with piping, sleeves, fittings, heads, valves, valve boxes, wiring, controllers and other required appurtenances. Site Improvements An Allowance of $15,000 is included for an exterior building monument sign. CONCRETE Foundations The building foundation system is a combination of shallow spread foundations for interior columns and a continuous perimeter foundation for the exterior load bearing walls. The building foundation system is a combination of shallow spread foundations for interior columns and a continuous perimeter foundation for the exterior load bearing walls. Foundations will be constructed with 4,000 psi concrete to depths are assumed to be 30" below finished floor. Floor Slabs The concrete slab on grade will consist of 6" thick, unreinforced high strength concrete designed with 4,000 psi compressive strength. The slab-on-grade will receive a one (1)-coat application of Ashford Formula penetrating sealer/hardener. Granular fill shall be placed under slab-on-grade. The fill depth shall be 6° under slab-on-grade. Floor flatness and levelness tolerances shall meet overall values of Ff=35 and Fl=25 and shall be tested by a professional testing agency within 72 hours of placement. Control joints will be saw-cut into the slab utilizing the soft blade method in a regular pattern within 24 hours of concrete placement to control shrinkage cracking. Kevways and/or slip dowels will be utilized at cold joints to control differential vertical settling Under slab vapor mitigation system of the entire slab-on-grade is included as a gas vapor barrier and passive venting system, and includes: Exhibit B-1 Page 6 of 12

INDUSTRIAL BUILDING DESCRIPTION Land Science Technologies three-layer composite Geo-Seal gas vapor intrusion barrier (or approved alternate manufacturer) Land Science Technologies Vapor-Vert gas collection system transitioning to 4" PVC riser pipes (or approved alternate manufacturer) Passive vent risers completed through the interior space of tire building, exhausting above roof level. Exterior Walls Structural Concrete Tilt-up wall panels shall be load bearing and will be complete with the necessary reinforcements and embedments. These panels shall be constructed with 5,000 psi concrete. Exterior of the panels will have a textured finish with a three [3) coat application of elastomeric paint and urethane caulking to match the paint color. The interior surface of the panel will have a broom finish. STRUCTURAL STEEL AND MISCELLANEOUS METALS Building Frame The building structural system will consist of conventional steel tube columns, open web bar joists, joist girders and metal roof deck. Structural steel will be designed, detailed, fabricated and erected in accordance with the Standard Specifications and Load Tables of the AISC. All surfaces of steel will receive a shop coat of gray primer paint. Steel roof deck shall be prime painted white, and conform to the basic design specifications and code of recommended practice of the Steel Deck Institute (SDI). Metal deck will he welded in accordance with SDI criteria to resist lateral forces. Design loads for roof framing is as follows: Live Load 21 PSF Wind Exposure C Seismic Site Class D Dead Loads 15 PSF Total Design Load 36 PSF The building framing shall be as follows: Clear Height: 36'-0" to the lowest horizontal member as measured from the top of slab to the bottom of the structure inside the first interior column line. Length: 1.050'-0"= 21 bays at 50-0 wide Width: 470'-0" = Two (2) exterior dock bays at 60'-0" wide and seven (7) interior bays at 50'-0" wide. No allowances have been provided for concentrated loads, major penetrations, or other structural modifications as may be required to accommodate undefined Tenant-related requirements. Exhibit B-1 Page 7 of 12

INDUSTRIAL BUILDING DESCRIPTION Miscellaneous Metals Miscellaneous metal items provided include: Roof equipment support frames Roof ladder and hatch Bollards (6" diameter, concrete-filled 4' high) at exterior stair landings, drive-in doors (interior and exterior jambs), fie risers, exposed electrical panels, and electric transformer. Stair and handrails at dock man door exits. CARPENTRY Miscellaneous wood rough blocking will be provided as required for roof blocking, wall blocking and curb nailers. All lumber to be pressure treated or fire treated where required by code. Plywood backboards will be provided for all telephone systems as required. THERMAL AND MOISTURE PROTECTION Roofing The roof system shall be a single-ply 60 mil mechanically fastened TPO membrane roof over 2 layers of 2" rigid cell polyisocyanu rate roof insulation attached to the roof decking. The roof system shall be installed per the manufacturer's recommendations. The roof shall carry the manufacturers standard twenty (20} year prorated membrane warranty and a ten (10) year labor and material watertight warranty. The roof shall also have the contractor's two (2) year warranty covering all other roof related items. Internal downspouts and overflows shall be provided internally on the loading dock sides of the building to remove storm water from the roof areas, and tie into the underground. Steel downspout guards shall be provided at each downspout. One roof scuttle and walk protection pads around each mechanical unit are included. Caulking and Sealants Joints exposed to the weather will be caulked with a multi-part non-sag urethane sealant. A five (5) year labor and material warranty against water infiltration will be provided. Joint sealant shall be provided at the interior and exterior precast wall panel joints, and at the interior and exterior perimeter of the aluminum storefront and entrance system. One (1) coat of floor hardener (Diamond Hard, Ashford, L&M Sealhard, Vexon Starseal or equal) shall be provided for within the warehouse area at the application rate of approximately 225 sf per gallon. Insulation R-13 batt insulation with foil facing will be installed from 12'-0" above finished floor to the roof deck along tilt-up walls. Insulation will be left out directly above vertical lift Overhead Doors. Exhibit B-1 Page 8 of 12

INDUSTRIAL BUILDING DESCRIPTION DOORS AND WINDOWS Doors. Frames and Hardware Exterior man doors shall be 3'-0" x 7'-0" x 1-3/4" insulated hollow metal doors and frames as required for egress per code. Both doors and frames shall receive a factory-applied, baked-on, rust-inhibitive primer. All doors and frames will be prepared to receive hardware as required by the specific door and its location. Door hardware shall conform to the requirements of the Mew Jersey Building Code. All door hardware will be satin chrome finish as manufactured by Best Lock Co., or approved equal. Overhead Doors Seventy (69) each, 9'-0" x 10'-0" manually operated dock doors are provided as indicated on architectural drawings. The doors shall have a 26 ga. galvanized flush steel face and a polystyrene core. The doors will be finished with a factory-applied, baked-on finish, polyester primer and include weather stripping, and vertical lift hardware. Four (4) each, 14'-0" x 14'-0" motor operated drive-in door is provided as indicated on architectural drawings. All doors shall have a 24 ga. galvanized flush steel face and a polystyrene cone. The door will be finished with a factory-applied, baked-on finish, polyester primer. Dock height at the trailer area shall be 48°. Dock equipment shall be provided as follows: Dock Levelers - Seventy (69) 6'x8' mechanical levelers with 40,000 lb. capacity (Pentalift or equal), Dock Bumpers -One-hundred Thirty Eight (138) 4-1/2° laminated dock bumpers (Pentalift or equal) Dock Seals - Seventy (69) compressible dock seals (Pentalift or equal) Swing-arm lights - Severity (69 swing-arm lights are to be provided. Aluminum Storefront and Entrances An aluminum storefront is included at four (4) comers of the building. This storefront shall have clear anodized aluminum framing with 1" insulated tinted glass. A pair of manually operated aluminum entrance doors will be provided at each entry, with medium stiles, rails and bottoms with manufacturer's standard hardware. Aluminum storefront framing shall be YKK, Vistawall. Kawneer, or equal. Twenty (2D) Clerestory windows (3' x 6') are included on the North and South elevations to provide natural lighting throughout the warehouse. Clearstory framing shall be clear anodized aluminum with 1/4 tinted glass. FINISHES Office Finish Tenant Improvements are not included. Exhibit B-1 Page 9 of 12

INDUSTRIAL BUILDING DESCRIPTION Painting All hollow metel doors aid frames, handrails, guard posts, pipe bollards, roof ladders, and downspout guards/scuppers, shall receive acrylic semi-gloss exterior paint. The exterior of the precast concrete wall panels shall receive elastorneric paint and urethane caulking to match the paint color. Building columns one column from dock walls shall be painted to a height of 10'-0° AFF in safety yellow. All fire riser piping shall be painted red to the height of the bar joists. Specialties Fire Extinguishers shall be provided at each of the columns as required by code. Building address signage shall be provided per municipal requirements. FIRE PROTECTION Fire protection for the building shall be provided by a fully operational ESFR sprinkler system per NFPA 13. The city fire main shall be extended to the facility and connection made to the building fire protection system. The system shall include all necessary components to provide a complete system that complies with all governmental and fire department agencies. Fire extinguishers are provided to accommodate local fire code. Warehouse hose valve drops, if required, shall be provided based on an open floor plan. HEATING, VENTILATION AND AIR CONDITIONING Heating The warehouse area includes six (6) gas-fired Cambridge roof-top units with localized controls. Twenty (20) roof-mounted 30,000cfm exhaust fans are also included. Freeze protection is provided in the warehouse to maintain 56° F inside when the outside temperature is 10° F. One (1) electric unit heater and thermostat is included for the pump room. Ventilation A ventilation and smoke exhaust system capable of two (2) air changes per hour shall be provided for the warehouse area. Pending the final racking and storage layout, additional exhaust fans may be required to meet local municipality smoke exhaust requirements. If additional exhaust fans are required, Duke Realty shall perform a pricing adjustment as necessary. PLUMBING Domestic Water A 4° Domestic water service w/ tee valve shall be provided into the building with connection made to the city water main. The domestic water line shall be run overhead (the entire length of the building to serve any current and future office locations. Exhibit B-1 Page 10 of 12

INDUSTRIAL BUILDING DESCRIPTION A 2" irrigation domestic water branch and backflow preventer are included. Sanitary Sewer Sanitary sewer seivice shall be provided into the building with connection made to the city sewer main. The sanitary line shall extend the entire length of the building at an appropriate depth below grade to allow for future expansion. Gas Gas service shall be provided into the building with connection made to the gas meter furnished by the local utility service provider. The gas line shall extend to all required freeze protection equipment. ELECTRICAL Service and Distribution One (1) 2,500 amp, 480/277v, 3 phase, 4-wire electrical service shall be provided to the building. Electrical distribution will be provided for shell warehouse mechanical equipment and lighting, as necessary. Power distribution for shell building loading dock equipment and shell building convenience outlets will be provided as necessary throughout building. Power distribution for non-base shell building or tenant specific items has not been included. Site Lighting Exterior lighting shall be provided via a combination of pole lights and building mounted wall pack fixtures. All exterior lighting shall be controlled via time switches with photo control override. The exterior lighting shall be designed as 400W metal halide fixtures to provide an average maintained 0.5 foot-candles at 60' out from the building. Interior Lighting Lighting of the warehouse shall be provided with Fluorescent T5 fixtures. The lighting shall be designed to provide an output of 30 foot-candles at 36" above finished floor based on an open floor plan. Emergency lighting and exit signage shall be installed as required by code for the warehouse area. Telephone and Data Three (3) 4" conduits shall be brought into the building for future telephone and data service. One (1) 4' x 8' telephone backboard is provided with grounding and dedicated 20amp double duplex 120V circuit. Power Requirements Power shall be provided to all freeze protection, fire protection, H.V.A.C. equipment, irrigation control box and all other required building components as outlined in this Building Description. Duplex outlets shall be installed on every other dock door. Exhibit B-1 Page 11 of 12

INDUSTRIAL BUILDING DESCRIPTION Systems A basic fine alarm to monitor fire suppression systems shall be provided. Fire alarm system shall be provided for monitoring flow and tamper switches with auto dialer to central station monitor. Lightning protection, warehouse power distribution for non-base base building items, energy management system, Telecommunicatior/Data low voltage systems, security and CCTV systems are not included. Exhibit B-1 Page 12 of 12

EXHIBIT B-2

PRELIMINARY PLANS

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EXHIBIT C

FORM OF LETTER OF UNDERSTANDING

Duke Linden, LLC

Attn:                                      , Property Manager

RE:                           Lease between Duke Linden, LLC, a Delaware limited liability company (“Landlord”) and Blue Apron, Inc., a Delaware corporation (“Tenant”) for the Leased Premises located at 901 West Linden Avenue, Suite 100, Linden, New Jersey 07036 (the “Leased Premises”), within Legacy Commerce Center, dated                  (the “Lease”).

Dear                                   :

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.                                      The Commencement Date under the Lease is                             .

2.                                      The rent commencement date is                    .

3.                                      The expiration date of the Lease is                    .

4.                                      The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

5.                                      Landlord has completed the improvements designated as Landlord’s obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date.

6.                                      To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this      day of                  , 20    .

EXHIBIT ONLY — NOT TO BE EXECUTED

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EXHIBIT D

RULES AND REGULATIONS

Unless otherwise set forth in the Lease or permitted by Landlord:

1.                                      The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises shall not be obstructed or used for any purpose other than ingress and egress.

2.                                      No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Building other than Landlord standard window coverings without Landlord’s prior written approval.  Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3.                                      No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant at the Leased Premises without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant.

4.                                      The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

5.                                      Subject to Section 7.03 of the Lease, no boring or laying of any floor coverings shall be permitted, except with the prior written consent of Landlord and as Landlord may direct.  Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced.  The location of telephones, call boxes and other office equipment affixed to the Building shall be subject to the approval of Landlord.

6.                                      No vehicles, birds or animals of any kind (except service animals) shall be brought into or kept in or about the Leased Premises.

7.                                      The Leased Premises shall not be used for manufacturing, unless such use conforms to the zoning applicable to the area, and Landlord provides written consent.  No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord.  The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

8.                                      No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of neighboring premises, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.  No tenant shall throw anything out of doors, windows or down the passageways.

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9.                                      No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm in violation of any Laws.

10.                               Subject to Section 17.08 of the Lease, no additional locks or bolts of any kind shall be placed upon any of the exterior doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof for exterior doors.  Each tenant must upon the termination of his tenancy, restore to Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

11.                               Each tenant shall be responsible for all persons entering the Leased Premises at tenant’s invitation, express or implied.  Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Leased Premises of any person.  In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Leased Premises and to prevent access to the Leased Premises (or portion thereof) during the continuance of the same for the safety of the tenants and the protection of the Leased Premises and the property at the Leased Premises.

12.                               Intentionally omitted.

13.                               Intentionally omitted.

14.                               Intentionally omitted.

15.                               The Building is a smoke-free Building.  Smoking is strictly prohibited within the Building.  Smoking shall only be allowed in areas designated as a smoking area by Landlord.  Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose.  Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.

16.                               Tenants will insure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Leased Premises.

17.                               Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Leased Premises, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines.  Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation.  All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

18.                               Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

19.                               Tenant shall not store any non-containerized, loose substances or materials on the floor of the Leased Premises.

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20.                               No outside storage is permitted except as otherwise set forth in the Lease or as permitted by Landlord.

21.                               No tenant shall be allowed to conduct an auction from the Leased Premises without the prior written consent of Landlord.

It is Landlord’s desire to maintain in the Leased Premises the highest standard of dignity and good taste consistent with comfort and convenience for tenants.  Any action or condition not meeting this high standard should be reported directly to Landlord.  Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Leased Premises, and for the preservation of good order therein.  In the event of any conflict between these Rules and Regulations and the terms of the Lease, the terms of the Lease shall control in every instance.

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EXHIBIT E

FORM OF HAZARDOUS SUBSTANCES DISCLOSURE

Your cooperation in this matter is appreciated.  Initially, the information provided by you in this Hazardous Substances Disclosure is necessary for Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant.  After a lease agreement is signed by you and Landlord (the “Lease”), upon request in accordance with the provisions of the signed Lease, you are to provide an update to the information initially provided by you in this disclosure.  The information contained in the initial Hazardous Substances Disclosure and each updated disclosure provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Leased Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas.  Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease.  Any questions regarding this disclosure should be directed to, and when completed, the disclosure should be delivered to:

Landlord:                                          Duke Linden, LLC

Name of (Prospective) Tenant:  Blue Apron, Inc.

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Substances Management and Manifests and Telephone Number(s):

Address of (Prospective) Leased Premises:

Length of (Prospective) Lease Term:

1.                                      GENERAL INFORMATION:

Describe the initial proposed operations to take place in, on, or about the Leased Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted.  Existing tenants should describe any proposed changes to on-going operations.

2.                                      USE, STORAGE AND DISPOSAL OF HAZARDOUS SUBSTANCES:

2.1                               Will any Hazardous Substances be used, stored or disposed of in, on or about the Leased Premises (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws)? Existing tenants should

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describe any Hazardous Substances which continue to be used, generated, stored or disposed of in, on or about the Leased Premises.

2.2                               Identify the proposed location(s) and method of disposal for each Hazardous Substance or category of Hazardous Substances, including, the estimated frequency, and the proposed contractors or subcontractors.  Existing tenants should attach a list setting forth the information requested above and the identification of any variations in such information from the prior year’s certificate.

3.                                      WASTE MANAGEMENT

3.1                               Has your company been issued an EPA Hazardous Waste Generator I.D. Number for the Leased Premises?   Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes                                                                                                                                                                            No

3.2                               Has your company filed a biennial or quarterly report as a hazardous waste generator for the Leased Premises?  Existing tenants should respond with respect to any report filed since the last disclosure.

Yes                                                                                                                                                                            No

If yes, attach a copy of the most recent report filed.

4.                                      HAZARDOUS SUBSTANCES DISCLOSURES

4.1                               Has your company prepared or will it be required to prepare a Hazardous Substances management plan for the Lease Premises (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements?

Yes                                                                                                                                                                            No

If yes, attach a copy of the Management Plan.  Existing tenants should attach a copy of any required updates to the Management Plan if previously provided.

5.                                      ENFORCEMENT ACTIONS AND COMPLAINTS

5.1                               With respect to Hazardous Substances or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, consent decrees or notices of violation regarding its operations of similar nature to the space in question?  Existing tenants should indicate whether or not any such actions, order, decrees or notices have been, or are in the process of being, undertaken or if any such requests have been received with respect to the Leased Premises.

Yes                                                                                                                                                                            No

If yes, describe the actions, orders, decrees, notices of violation and any continuing compliance obligations imposed as a result of such documents.  Existing tenants should

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describe and attach a copy of any new actions, orders, decrees, requests, notices or demands with respect to the Leased Premises.

5.2                               Have there ever been or are there now pending lawsuits against your company related to the release or discharge of Hazardous Substances?  Existing tenants should indicate whether or not any such lawsuit has been filed against your company since the initial disclosure?

6.                                      PERMITS AND LICENSES

6.1    Attach copies of all Hazardous Substances permits and licenses including a Transporter Permit number, if any,  issued to your company with respect to its proposed operations in, on or about the Leased Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals or advised that no such permits are required.  Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

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EXHIBIT F

FORM OF IRREVOCABLE LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

Duke Linden, LLC

c/o Duke Realty Corporation

Attention:  Washington DC Market Attorney

3715 Davinci Court, Suite 300

Peachtree Corners, Georgia  30092

WITH A COPY TO:

Duke Linden, LLC

c/o Duke Realty Corporation

600 East 96th Street, Suite 100

Indianapolis, Indiana  46240

Attention: General Counsel

APPLICANT:

BLUE APRON, INC.

5 CROSBY STREET

3RD FLOOR

NEW YORK NY 10013

AMOUNT:                                    US$1,671,033.38 (ONE MILLION SIX HUNDRED SEVENTY ONE THOUSAND THIRTY THREE AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:                         (ONE YEAR FROM ISSUANCE)

LOCATION:                                                                          SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF       IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

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1.              THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.              BENEFICIARY’S DATED AND SIGNED STATEMENT STATING AS FOLLOWS:

“AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED BY BLUE APRON, INC. AS TENANT UNDER THAT CERTAIN LEASE, DATED MARCH [   ], 2016, BY AND BETWEEN TENANT, AND DUKE LINDEN LLC AS LANDLORD (THE “LEASE”).

THIS DRAW IN THE AMOUNT OF                 U.S. DOLLARS (US$           ) UNDER YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF       REPRESENTS FUNDS DUE TO US UNDER THE LEASE BY REASON OF TENANT’S DEFAULT.”

OR

“BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF       WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE TO BENEFICIARY AN ACCEPTABLE REPLACEMENT LETTER OF CREDIT WITHIN 30 DAYS PRIOR TO THE CURRENT EXPIRY DATE.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED. THE AGGREGATE AMOUNT OF THIS LETTER OF CREDIT AVAILABLE TO BE DRAWN SHALL BE REDUCED BY THE AMOUNT OF ANY SUCH DRAWING.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND NOVEMBER 1, 2026.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, AT THE REQUEST OF THE BENEFICIARY, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED.  THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. BENEFICIARY SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.

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DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENTS, REQUIREMENTS OR QUALIFICATIONS.  OUR OBLIGATION UNDER THIS LETTER OF CREDIT IS OUR INDIVIDUAL OBLIGATION AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO, OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.  THIS LETTER OF CREDIT IS NOT SUBJECT TO OFFSET OF ANY KIND BY THE ISSUER, WHETHER FOR CLAIMS AGAINST YOU, THE APPLICANT OR ANY OTHER PERSON OR ENTITY, REGARDLESS OF HOW SUCH CLAIMS ARISE.  THIS LETTER OF CREDIT MAY NOT BE REVOKED OR AMENDED WITHOUT YOUR WRITTEN APPROVAL AND SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL IT EXPIRES IN ACCORDANCE WITH THE TERMS HEREOF.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF  THE ORIGINAL APPROPRIATE DOCUMENTS  ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION

FACSIMILE PRESENTATIONS ARE PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510 ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF  PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

IF A PRESENTATION IS MADE HEREUNDER BY SIGHT DRAFT OR BY FACSIMILE TRANSMISSION AS PERMITTED HEREUNDER, BY 11:00: A.M. CALIFORNIA TIME, AND PROVIDED THAT SUCH PRESENTATION CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU, OR TO YOUR DESIGNEE, OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, NOT LATER THAN 2:00 P.M., CALIFORNIA TIME, ON THE NEXT SUCCEEDING BUSINESS DAY. IF A PRESENTATION IS MADE HEREUNDER AFTER THE TIME SPECIFIED ABOVE, AND PROVIDED THAT SUCH PRESENTATION CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU, OR TO YOUR DESIGNEE, OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, NOT LATER THAN 2:00 P.M., CALIFORNIA TIME ON THE SECOND SUCCEEDING BUSINESS DAY. IF A DEMAND FOR PAYMENT MADE BY YOU HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE SHALL GIVE YOU NOTICE WITHIN ONE (1) BUSINESS DAY THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFOR AND THAT WE WILL UPON YOUR INSTRUCTIONS HOLD ANY DOCUMENTS AT YOUR DISPOSAL OR RETURN THE SAME TO YOU.  UPON BEING NOTIFIED THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, YOU MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT TO THE EXTENT THAT YOU ARE ENTITLED TO DO SO AND WITHIN THE VALIDITY OF THIS LETTER OF CREDIT.

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WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 (“ISP98”) AND AS TO MATTERS NOT GOVERNED BY ISP98 WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

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IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF	US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY
LETTER OF CREDIT NUMBER NO. DATED

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.              DATE: ISSUANCE DATE OF DRAFT.

2.              REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.              PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.              US$: AMOUNT OF DRAWING IN FIGURES.

5.              USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.              LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.              DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.              BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.              AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT               .

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IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT B

TRANSFER FORM

DATE:

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054	NO. ISSUED BY
ATTN:INTERNATIONAL DIVISION.	SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(Name of Bank)
(NAME AND TITLE)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

EXHIBIT G

INTENTIONALLY OMITTED

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EXHIBIT H

FORM OF SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, made as of the       day of               , 201  , by and between                   , a                       [corporation] [limited] [general] [partnership] [national banking association], having an office at                         (the “Mortgagee”) and BLUE APRON, INC., a Delaware corporation having an office at 5 Crosby St., 3rd Floor, New York, NY 10013 (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Mortgagee is the holder of a mortgage (the “Mortgage”), covering a parcel of land owned by                                    (the “Landlord”) together with the improvements [to be] erected thereon (said parcel of land and improvements thereon being hereinafter referred to as the “Property” and being more particularly described on Exhibit A attached hereto and made a part hereof); and

WHEREAS, by a certain Lease Agreement heretofore entered into between Landlord and Tenant dated as of               , 2016 (as amended and/or modified, the “Lease”), Landlord leased to Tenant a portion of the Property, as more particularly described in the Lease (the “Premises”); and

WHEREAS, a copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged; and

WHEREAS, Section    of the Lease provides that the Lease shall become subject and subordinate to a mortgage encumbering the fee interest of Landlord in and to the Property if and when a non-disturbance agreement is entered into with respect to such mortgage; and

WHEREAS, the parties hereto desire to effect the subordination of the Lease to the Mortgage and to provide for the non-disturbance of Tenant by Mortgagee.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Mortgagee hereby consents to and approves the Lease and the term thereof, including the options to extend the term as set forth in the Lease, and covenants and agrees that the exercise by Tenant of any of the rights, remedies and options therein contained shall not constitute a default under the Mortgage.

2.                                      Tenant covenants and agrees with Mortgagee that the Lease hereby is made and shall continue hereafter to be subject and subordinate to the lien of the Mortgage, and to all modifications and extensions thereof (and such subordination shall not lessen or diminish Tenant’s rights under the Lease), subject, however, to the provisions of this Agreement.

3.                                      Mortgagee agrees that so long as the Lease shall be in full force and effect, and so long as Tenant shall not be in default under the Lease beyond any applicable notice and grace period:

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(a)                                 Tenant shall not be named or joined as a party or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or the bond or note or other obligation secured thereby;

(b)                                 The possession by Tenant of the Premises and Tenant’s rights thereto shall not be disturbed, affected or impaired by, nor will the Lease or the term thereof be terminated or otherwise affected by (i) any suit, action or proceeding brought upon the Mortgage or the bond or note or other obligation secured thereby, or for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage, or by any judicial sale or execution or other sale of the Premises or the Property, or any deed given in lieu of foreclosure, or by the exercise of any other rights given to any holder of the Mortgage or other documents as a matter of law, or (ii) any default under the Mortgage or the bond or note or other obligation secured thereby; and

(c)                                  All condemnation awards and insurance proceeds paid or payable with respect to the Premises or any other part of the Property shall be applied and paid in the manner set forth in the Lease.

4.                                      If Mortgagee or any future holder of the Mortgage shall become the owner of the Property by reason of foreclosure of the Mortgage or otherwise, or if the Property shall be sold as a result of any action or proceeding to foreclose the Mortgage, or transfer of ownership by deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant and the then owner of the Property, as “landlord”, upon all of the same terms, covenants and provisions contained in the Lease, and in such event:

(a)                                 Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as “landlord” under the Lease; and

(b)                                 Such new owner shall be bound to Tenant under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) which such new owner hereby agrees to assume and perform and Tenant shall, from and after the date such new owner succeeds to the interest of “landlord” under the Lease, have the same remedies against such new owner for the breach of any covenant contained in the Lease that Tenant might have had under the Lease against Landlord if such new owner had not succeeded to the interest of “landlord”; provided, however, that such new owner shall not be:

(i)                                     liable for any act or omission of any prior landlord (including Landlord) unless such act or omission continues from and after the date upon which the new owner succeeds to the interest of such prior landlord;

(ii)                                  subject to any defenses which Tenant may have against any prior landlord (including Landlord) unless resulting from any default or breach by such prior landlord

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which continues from and after the date upon which the new owner succeeds to the interest of such prior landlord;

(iii)                               subject to any offsets which Tenant may have against any prior landlord, except to the extent such offsets are expressly provided under the Lease and Mortgagee has received notice thereof and the opportunity to cure within the applicable time periods set forth in the Lease (it being further agreed that offsets under the Lease that were deducted by Tenant prior to the date upon which the new owner succeeds to the interest of such prior landlord shall not be subject to challenge);

(iv)                              bound by any fixed rent or additional rent which Tenant might have paid for more than one month in advance of its due date under the Lease to any prior landlord (including Landlord), unless such additional rent is paid in accordance with the applicable provisions of the Lease; or

(v)                                 bound by any amendment or modification of the Lease made without its consent (unless Mortgagee’s consent is not required under the terms of the Mortgage); notwithstanding the foregoing, Mortgagee acknowledges that the Lease specifically provides for amendments thereof upon the occurrence of certain events described in the Lease (such as, for example, an amendment to the Lease confirming the measurement of the Premises), and, by its execution below, Mortgagee agrees to recognize such amendments as part of the Lease, and Mortgagee further agrees that such new owner shall also be bound by such amendment(s) to the Lease, without any consent on the part of Mortgagee or such new owner.

(c)                                  Tenant’s obligations hereunder shall be effective only so long as Mortgagee is bound to Mortgagee’s obligations hereunder.

5.                                      Tenant will notify Mortgagee of any default by Landlord under the Lease which would entitle Tenant to terminate the Lease or abate the rent payable thereunder and agrees that notwithstanding any provision of the Lease, no notice of termination thereof nor any abatement shall be effective unless Mortgagee has received the aforesaid notice and has failed to cure the subject default within the same time period allowed Landlord under the Lease.  It is understood that the abatement provisions of this Section relate to abatements by reason of Landlord’s default and do not apply to provisions of the Lease whereby Tenant has the automatic right to abate rentals such as, for example, abatement upon casualty or condemnation.

6.                                      Neither the Mortgage nor any other security instrument executed in connection therewith shall encumber or be construed as subjecting in any manner to the lien thereof, any trade fixtures, signs or other personal property at any time furnished or installed by or for Tenant or its subtenants or licensees on the aforementioned property regardless of the manner or mode of attachment thereof.

7.                                      Any notices of communications given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, or by any recognized overnight mail carrier, with proof of delivery slip, postage prepaid, (a) if to Mortgagee, at the address of Mortgagee

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as hereinabove set forth or at such other address or persons as Mortgagee may designate by notice in the manner herein set forth, or (b) if to Tenant, at the address of Tenant as hereinabove set forth, with duplicate copies to           , or such other address or persons as Tenant may designate by notice in the manner herein set forth.  All notices given in accordance with the provisions of this Section shall be effective upon receipt (or refusal of receipt) at the address of the addressee.

8.                                      This Agreement shall bind and inure to the benefit of and be binding upon and enforceable by the parties hereto and their respective successors, assigns, and sublessees.

9.                                      This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or canceled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

10.                               This Agreement and the covenants herein contained are intended to run with and bind all lands affected thereby.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Subordination, Non-Disturbance and Attornment Agreement as of the day and year first above written.

MORTGAGEE:

ATTEST:

By:	By:
Name:	Name:
Title:	Title:

[SEAL]
TENANT:

ATTEST:	BLUE APRON, INC.

By:	By:
Name:	Name:
Title:	Title:

[SEAL]

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[INSERT APPROPRIATE JURAT FOR MORTGAGEE]

[INSERT APPROPRIATE JURAT FOR TENANT:]

6

EXHIBIT I FLOOR LOAD SLAB ON GRADE ALLOWABLE LOADING CONDITIONS THE 8" UNREINFORCED SLAB ON GRADE HAS BEEN DESIGNED FOR THE FOLLOWING ALLOWABLE LOADING CONDITIONS. MORE THAN ONE CONDITION SHALL NOT BE APPLIED SIMULTANEOUSLY TO THE SAME SLAB AREA. SEE SLAB LOAD DIAGRAM ON S300 FOR CRITERIA. UNIFORM LOAD 1000 PSF MAXIMUM WHEEL LOAD: 12,000 LBS STORAGE RACK SYSTEM MAXIMUM POST LAOD: 10,000 LBS (SINGLE POST) 12,500 LBS (BACK TO BACK POSTS) THE ABOVE ALLOWABLE LOADING CONDITIONS ARE BASED ON 8" THICK UNREINFORCED SLAB OF CLASS B CONCRETE, MINIMUM CONCRETE FLEXURAL STRENGTH = 700 PSI, MINIMUM SUBGRADE MODULUS = 200 PCI. Exhibit I Page 1 of 1

EXHIBIT J HVAC MAINTENANCE CRITERIA HVAC PREVENTATIVE MAINTENANCE PROGRAM Duke Realty Corporation is pleased to provide the following Industrial Occupancy HVAC Preventative Maintenance Guidelines. These guidelines have been developed by an HVAC maintenance specialist, and win satisfy the Landlord's minimum standard requirements of your Lease Agreement. These guidelines will further enable you to adequately maintain your HVAC systems to provide optimum comfort for you and your employees during all seasons. In addition, costly repairs can be held to a minimum and provide longer life for HVAC systems If these tasks are performed by a qualified Heating and Cooling technician, Duke Realty Corporation can recommend several qualified HVAC maintenance companies, which can provide bids for preventative maintenance in accordance with these guidelines. The following tasks and systems should be inspected routinely on an annual basis, Items indicated should be addressed during the Spring Cooling Season Start-Up (CSU), the Summer Cooling Routine Inspection (RI), the Fall Heating Season Start-Up (HSU) and Winter Heating Routine Inspection (Rl). Exhibit J Page 1 of 3

System Description CSU HSU Rl Split System Electric Heat/Electric Cool Or Gas Fired Heat/Electric Cool Condenser Fan Motor x Condenser Fan x Air Cooled Condenser Coll x Control Panel x Compressor x Compressor Motor (Gas) x Cooling Coil x Drain x Electrical Disconnect x Filter Replacement x Supply Fan x Healing Element (Electric) x Heal Exchanger (Gas) x Gas Train (Gas) x Flue Pipe (Gas) x Burner (Gas) x Thermostat x Exhibit J Page 2 of 3

System Description CSU HSU Rl Rooftop Unit Electric Heat/Electric Cool Or Gas Heat/Electric Cool Electrical Disconnect x x Condenser Fart x x Motor Starter x X Condenser Fan Motor x x Condenser Coil x x Control Panel x x PAC Compressor x x DX Coil X x Filter Replacement x x Fresh Air Damper x x Return Air Damper x x Exhaust Air Damper x x Supply Fan x x Heating Element (Electric) x x Heat Exchanger (Gas) x x PAC Burner (Gas) x x Thermostat x x System Description CSU HSU RI Gas Fired Warehouse Unit Heater Fan Housing x Fan Impeller x Motor x Burner x Control x Exhibit J Page 3 of 3